                                                                 EXHIBIT 10.1(j)
================================================================================

                              KELSEY-HAYES COMPANY

                  -------------------------------------------


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                         Dated as of December 15, 1992

                     Amended and Restated as of May 1, 1995

                  -------------------------------------------

                                  $75,000,000

                  -------------------------------------------



                            THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION),
                                    as Agent

                            THE BANK OF NOVA SCOTIA,
                                  as Co-Agent

================================================================================

                          [MTH&M File No. 30774-00600]

                               TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.


                                                           Page
                                                           ----
Section 1.  Definitions and Accounting Matters...........   1
     1.01  Certain Defined Terms.........................   1
     1.02  Accounting Terms and Determinations...........  25
     1.03  Classes and Types of Loans....................  26

Section 2.  Commitments, Loans, Notes and Prepayments....  26
     2.01  Loans.........................................  26
     2.02  Borrowings of Syndicated Loans................  27
     2.03  Money Market Loans............................  27
     2.04  Letters of Credit.............................  32
     2.05  Changes of Commitments; Etc...................  37
     2.06  Facility Fee..................................  38
     2.07  Lending Offices...............................  39
     2.08  Several Obligations; Remedies Independent.....  39
     2.09  Notes.........................................  39
     2.10  Optional Prepayments and Conversions or
                  Continuations of Loans.................  40
     2.11  Mandatory Prepayments and Reductions of
                  Commitments............................  40

Section 3.  Payments of Principal and Interest...........  41
     3.01  Repayment of Loans............................  41
     3.02  Interest......................................  41

Section 4.  Payments; Pro Rata Treatment; Computations;
                      Etc................................  42
     4.01  Payments......................................  42
     4.02  Pro Rata Treatment............................  43
     4.03  Computations..................................  44
     4.04  Minimum Amounts...............................  44
     4.05  Certain Notices...............................  44
     4.06  Non-Receipt of Funds by the Agent.............  45
     4.07  Sharing of Payments, Etc......................  47

                               Credit Agreement
                               ----------------

Section 5.  Yield Protection, Etc............................     48
     5.01  Additional Costs..................................     48
     5.02  Limitation on Types of Loans......................     51
     5.03  Illegality........................................     51
     5.04  Treatment of Affected Loans.......................     52
     5.05  Compensation......................................     52
     5.06  Additional Costs in Respect of Letters of Credit..     54
     5.07  U.S. Taxes........................................     54

Section 6.  [Intentionally Omitted]..........................     56

Section 7.  Conditions Precedent.............................     56
     7.01  Conditions to Effectiveness.......................     56
     7.02  Extensions of Credit..............................     57

Section 8.  Representations and Warranties...................     58
     8.01  Corporate Existence...............................     58
     8.02  Financial Condition...............................     58
     8.03  Litigation........................................     58
     8.04  No Breach.........................................     59
     8.05  Action............................................     59
     8.06  Approvals.........................................     59
     8.07  Use of Credit.....................................     60
     8.08  ERISA.............................................     60
     8.09  Taxes.............................................     60
     8.10  Investment Company Act............................     61
     8.11  Public Utility Holding Company Act................     61
     8.12  Material Agreements and Liens.....................     61
     8.13  Environmental Matters.............................     61
     8.14  Capitalization....................................     62
     8.15  Subsidiaries, Etc.................................     64
     8.16  Title to Assets...................................     64
     8.17  True and Complete Disclosure......................     65

Section 9.  Covenants of Kelsey-Hayes........................     65
     9.01  Financial Statements; Information; Etc............     65
     9.02  Litigation........................................     70
     9.03  Existence, Etc....................................     71
     9.04  Insurance.........................................     71
     9.05  Prohibition of Fundamental Changes................     72
     9.06  Limitation on Liens...............................     73

                               Credit Agreement
                               ----------------

     9.07  [Intentionally Omitted]...........................     75
     9.08  [Intentionally Omitted]...........................     75
     9.09  [Intentionally Omitted]...........................     75
     9.10  Financial Covenants...............................     75
     9.11  [Intentionally Omitted]...........................     76
     9.12  Lines of Business.................................     76
     9.13  Transactions with Affiliates......................     76
     9.14  Use of Proceeds...................................     77
     9.15  [Intentionally Omitted]...........................     77
     9.16  [Intentionally Omitted]...........................     77
     9.17  [Intentionally Omitted]...........................     77

Section 10.  Events of Default...............................     77

Section 11.  The Agent.......................................     82
     11.01  Appointment, Powers and Immunities...............     82
     11.02  Reliance by Agent................................     83
     11.03  Defaults.........................................     84
     11.04  Rights as a Bank.................................     84
     11.05  Indemnification..................................     84
     11.06  Non-Reliance on Agent and Other Banks............     85
     11.07  Failure to Act...................................     85
     11.08  Resignation or Removal of Agent..................     86
     11.09  Consents under Basic Documents...................     86
     11.10  Co-Agent.........................................     86
     11.11  Letter of Credit Collateral Account..............     86

Section 12.  Miscellaneous...................................     88
     12.01  Waiver; Independence of Covenants................     88
     12.02  Notices..........................................     88
     12.03  Expenses, Etc....................................     88
     12.04  Amendments, Etc..................................     90
     12.05  Successors and Assigns...........................     91
     12.06  Assignments and Participations...................     91
     12.07  Survival.........................................     93
     12.08  Captions.........................................     93
     12.09  Counterparts.....................................     93
     12.10  Governing Law; Submission to Jurisdiction........     93
     12.11  Waiver of Jury Trial.............................     94
     12.12  Treatment of Certain Information;
               Confidentiality...............................     94

                               Credit Agreement
                               ----------------

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Hazardous Materials
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Litigation
SCHEDULE V   - Specified Account Debtors
SCHEDULE VI  - Certain Waivers
SCHEDULE VII - Certain ERISA Matters

EXHIBIT A-1 -  Form of Syndicated Note
EXHIBIT A-2 -  Form of Money Market Note
EXHIBIT B   -  Form of Borrowing Base Certificate
EXHIBIT C-1 -  Form of Legal Opinion of Cahill, Gordon
                  & Reindel
EXHIBIT C-2 -  Form of Legal Opinion of General Counsel
                  to Kelsey-Hayes
EXHIBIT C-3 -  Form of Legal Opinion of General Counsel
                  to Varity
EXHIBIT D   -  Form of Legal Opinion of Milbank, Tweed,
                  Hadley & McCloy
EXHIBIT E   -  Form of Varity Guarantee
EXHIBIT F   -  Form of Confidentiality Agreement
EXHIBIT G-1 -  Form of Money Market Quote Request
EXHIBIT G-2 -  Form of Money Market Quote

                               Credit Agreement
                               ----------------

          SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 15, 1992, amended and restated as of May 1, 1995 between:

          KELSEY-HAYES COMPANY, a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, "Kelsey-Hayes");
                              ------------

          each of the lenders named under the caption "BANKS" on the signature pages hereof (together with its successors and assigns, individually, a "Bank" and, collectively, the "Banks");
      ----                          -----

          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its successors in such capacity, the
    "Agent"); and
     ------

          THE BANK OF NOVA SCOTIA, as co-agent (in such capacity, the
    "Co-Agent").
     --------

          Kelsey-Hayes, the Banks, the Agent and the Co-Agent are party to a Credit Agreement dated as of December 15, 1992 as amended and restated as of August 31, 1993 (as modified and supplemented and in effect immediately prior to the Amendment Effective Date referred to below, the "1993 Credit Agreement").
                                                     ---------------------
Kelsey-Hayes has requested that the Banks, the Agent and the Co-Agent agree to amend and restate the 1993 Credit Agreement, and the Banks, the Agent and the Co-Agent are willing to amend and restate the 1993 Credit Agreement, to provide for, among other things, the increase in the amount of the credit facilities thereunder from $50,000,000 to $75,000,000, all on the terms and conditions hereinafter set forth.

          Accordingly, the parties hereto agree to amend and restate the 1993 Credit Agreement so that, as amended and restated, it reads in its entirety as provided herein.

          Accordingly, the parties hereto agree as follows:

          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.01  Certain Defined Terms.  As used herein, the following terms
                ---------------------
shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean, as to any specified Person, any other Person
           ---------
that directly or indirectly controls, or is under common control with, or is controlled by, such specified

                               Credit Agreement
                               ----------------

Person.  As used in this definition, "control" (including, with its correlative
                                      -------
meanings, "controlled by" and "under common control with") shall mean
           -------------       -------------------------
possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any
                                                         --------
event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate of Kelsey-Hayes or any of its Subsidiaries solely by reason of such individual being a director, officer or employee of Kelsey-Hayes or any of its Subsidiaries, (b) Kelsey-Hayes and its Subsidiaries shall not be Affiliates of each other and (c) neither the Agent nor any Bank shall be an Affiliate of Kelsey-Hayes or any of its Subsidiaries.

          "Amendment Effective Date"  shall mean the date on which all of the
           ------------------------
conditions set forth in Section 7.01 hereof shall have been satisfied or waived by the Banks, the Agent and the Co-Agent.

          "Applicable Facility Fee Rate" shall mean the rate for each rating
          -----------------------------
level set forth in the schedule below:

                                          Facility
           Level                          Fee Rate
           -----                          --------
           Level I Period                 .125%

           Level II Period                .175%

           Level III Period               .225%

           Level IV Period                .350%

          "Applicable Lending Office" shall mean, for each Bank and for each
           -------------------------
Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and Kelsey-Hayes as the office by which its Loans of such Type are to be made and maintained.

          "Applicable Margin" shall mean (a) with respect to Base Rate Loans, 0%
           -----------------
and (b) with respect to Eurodollar Loans, the rate for such Eurodollar Loan set forth opposite the rating level then in effect:

                               Credit Agreement
                               ----------------

                                          Applicable
           Level                          Margin
           -----                          ----------
           Level I Period                 .225%

           Level II Period                .325%

           Level III Period               .400%

           Level IV Period                .525%

Any change in the Applicable Margin for any Eurodollar Loan by reason of a change in the Standard & Poor's Rating or the Moody's Rating shall become effective on the date of announcement or publication by the respective rating agencies of a change in such rating or, in the absence of such announcement or publication, on the effective date of such changed rating.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978,
           ---------------
as amended from time to time.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the
                                                  ----
Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Base Rate Loans" shall mean Syndicated Loans that bear interest at
           ---------------
rates based upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the Notes,
           ---------------
the Letter of Credit Documents and the Varity Guarantee.

          "Borrowing Base" shall mean, as at any date, the sum of (a) 80% of the
           --------------
aggregate amount of Eligible Receivables owing at said date plus (b) 50% of the
                                                            ----
aggregate value of Eligible Inventory at said date plus (c) the Covered Amount
                                                   ----
at said date.  The "value" of Eligible Inventory shall be determined at the
                    -----
lower of cost or market in accordance with GAAP, except that cost shall be determined on a first-in-first-out basis.

          "Borrowing Base Certificate" shall mean a certificate of a Senior
           --------------------------
Financial Officer, substantially in the form of Exhibit B hereto and appropriately completed.

          "Borrowing Base Entity" shall mean Kelsey-Hayes and the Domestic
           ---------------------
Subsidiaries.

                               Credit Agreement
                               ----------------

          "Business Day" shall mean any day (a) on which commercial banks are
           ------------
not authorized or required to close in New York City and (b) if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by Kelsey-Hayes with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, also on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Interest Expense" shall mean, for any period, the sum of the
           ---------------------
following: (a) all interest in respect of Indebtedness actually paid in cash during such period plus (b) the net amounts paid in cash (or minus the net
                   ----                                      -----
amounts received in cash) under Interest Rate Protection Agreements during such period. For the purposes of this Agreement, "Cash Interest Expense", for any period, shall include all interest on Varity Subordinated Loans accrued or capitalized during such period (whether or not actually paid during such period).

          "Chase" shall mean The Chase Manhattan Bank (National Association).
           -----

          "Class" shall have the meaning assigned to such term in Section 1.03
           -----
hereof.

          "Closing Date" shall mean December 23, 1992.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
time to time.

          "Collateral Account" shall have the meaning assigned to such term in
           ------------------
Section 11.11 hereof.

          "Commitment" shall mean, for each Bank, the obligation of such Bank to
           ----------
make Syndicated Loans pursuant to Section 2.01 hereof, and to issue or participate in Letters of Credit pursuant to Section 2.04 hereof, in an aggregate principal amount at any one time outstanding up to but not exceeding
(a) in the case of a Bank that is a party to this Agreement as of the Amendment Effective Date, the amount set opposite the name of such Bank on the signature pages hereof under the caption "Commitment" or (b) in the case of any other Bank, the aggregate amount of the Commitments of other Banks acquired by it pursuant to Section 12.06(b) hereof (in

                               Credit Agreement
                               ----------------
each case, as the same may be reduced from time to time pursuant to Section 2.05 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)).

          "Commitment Percentage" shall mean, with respect to any Bank, the
           ---------------------
ratio of (a) the amount of the Commitment of such Bank to (b) the aggregate amount of the Commitments of all of the Banks.

          "Commitment Termination Date" shall mean the Quarterly Date falling on
           ---------------------------
or nearest to the date five (5) years after the Restatement Date.

          "Compensation Claims Payment Guarantee" shall mean the Michigan
           -------------------------------------
Workers' Compensation Claims Payment Guarantee dated as of the date hereof between Kelsey-Hayes and Hayes Wheels, relating to liability under the Michigan Workers' Disability Compensation Act of 1969, as modified and supplemented and in effect from time to time.

          "Consolidated Adjusted Net Worth" shall mean, as at any date,
           -------------------------------
consolidated shareholder's equity of Kelsey-Hayes and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) minus the aggregate amount of outstanding Investments by Kelsey-Hayes and its
-----
Subsidiaries in any of the Affiliates of Kelsey-Hayes.

          "Consolidated Capital Expenditures" shall mean, for any period,
           ---------------------------------
expenditures made by Kelsey-Hayes or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the
           ------------------------------------
ratio, for Kelsey-Hayes and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) the sum of (i) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates of Kelsey-Hayes) for such period plus (ii) depreciation, amortization and other non-cash
                       ----
charges (to the extent deducted in determining net operating income) for such period to (b) Interest Expense for such period.

          "Consolidated Leverage Ratio" shall mean, at any time,the ratio of (a)
           ---------------------------
Total Debt of Kelsey-Hayes and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) at such time to (b) Consolidated Adjusted Net Worth at such time.

          "Consolidated Total Assets" shall mean, at any time, the aggregate
           -------------------------
book value of all of the assets of Kelsey-Hayes and its Subsidiaries at such time (determined on a consolidated basis without duplication in accordance with GAAP).

                               Credit Agreement
                               ----------------

          "Continue", "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "Convert", "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.10 hereof of one Type of Syndicated Loans into another Type of Syndicated Loans, which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Covered Amount" shall mean, at any time of determination thereof, the
           --------------
lesser of (a) the aggregate amount of funds standing to the credit of the Collateral Account as cover for Letter of Credit Liabilities immediately prior to such time of determination and (b) the aggregate amount of Letter of Credit Liabilities outstanding immediately prior to such time of determination.

          "date of this Agreement" and "date hereof" shall mean December 15,
           ----------------------       -----------
1992.

          "Debt Service" shall mean, for any period, the sum of the following:
           ------------
(a) all payments of principal of Indebtedness scheduled to have been made during such period plus (b) all Cash Interest Expense for such period. For the
            ----
purposes of this Agreement, the term "Debt Service" shall exclude any payment of principal of Loans.

          "Deeds" shall mean (a) the Deed dated the date hereof by and between
           -----
Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located in Ann Arbor, Michigan, (b) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located in Milford, Michigan, (c) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located in Brighton, Michigan, (d) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located at 1017 Dickenson, in Fremont, Ohio, (e) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located at 4600 Oak Harbor, in Fremont, Ohio, and (f) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located in Mt. Vernon, Ohio, (g) the Assignment and Assumption Agreement dated as of the date hereof by and between Hayes Wheels, as assignor, and Kelsey-Hayes, as assignee, relating to the assignment of rights under a lease of certain real Property located in Mt. Vernon, Ohio, (h) the Deed dated the date hereof by and between Hayes Wheels, as grantor, and Kelsey-Hayes, as grantee, relating to the conveyance of certain real Property located in Detroit, Michigan and (i) the Assignment and Assumption Agreement dated as of the date hereof by and between Hayes Wheels, as assignor, and Kelsey-Hayes, as assignee, relating to the assignment of rights under a lease of certain real Property located in Fenton,

                               Credit Agreement
                               ----------------

Michigan, in each case, as modified and supplemented and in effect from time to time.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Distributorship Agreement" shall mean the Distributorship Agreement
           -------------------------
dated as of the date hereof between Kelsey-Hayes and K-H, as modified and supplemented and in effect from time to time.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Domestic Subsidiary" shall mean any Subsidiary of Kelsey-Hayes that
           -------------------
is organized or created under the laws of the United States of America, any state or territory thereof or the District of Columbia.

          "Eligible Currency" shall mean (a) Dollars and (b) lawful money of any
           -----------------
of Canada, England, the Republic of France, the Federal Republic of Germany, the Republic of Italy and Japan.

          "Eligible Inventory" shall mean, as at any date, all Inventory:
           ------------------

          (a) that is owned by (and in the possession or under the control of) a Borrowing Base Entity as at such date,

          (b) that is located in a jurisdiction in the United States of America,

          (c) that is new and unused and is otherwise in good condition,

          (d) that meets all standards imposed by any governmental agency or department or division thereof having regulatory authority over such Inventory, its use or sale,

          (e) that is either currently usable or currently saleable in the normal course of such Borrowing Base Entity's business without any notice to, or consent of, any governmental agency or department or division thereof, and

          (f) that is not subject to any Lien other than Liens of the type referred to in Sections 9.06(c) and 9.06(d) hereof;

provided that by notice to Kelsey-Hayes, the Majority Banks (through the Agent)
--------
may at any time exclude from Eligible Inventory any type of Inventory that the Majority Banks determine (in their reasonable judgment) to be unmarketable.

                               Credit Agreement
                               ----------------

          "Eligible Receivables" shall mean, as at any date, all Receivables at
           --------------------
such date payable to a Borrowing Base Entity other than the following (determined without duplication):

          (a) any Receivable not payable in an Eligible Currency,

          (b) any Receivable that, at the date of issuance of the invoice therefor, was payable more than 60 days after shipment of the related Inventory (provided that Eligible Receivables (determined without reference to this clause (b)) that, at the date of issuance of the respective invoices therefor, were payable not more than one year after shipment of the related Inventory shall not be excluded pursuant to this clause (b) from the definition of "Eligible Receivables" except to the extent the aggregate amount of Eligible Receivables (determined as aforesaid) would exceed 12% of the aggregate amount of all Eligible Receivables),

          (c) any Receivable payable by a Subsidiary or Affiliate of such Borrowing Base Entity,

          (d) any Receivable payable by an account debtor whose principal place of business is located outside of the United States of America and the Province of Ontario, Canada (other than a Specified Account Debtor),

          (e) any Receivable payable by an account debtor (i) that has taken an action, or has become the subject of a proceeding, case or order for relief, of the type specified in clause (f) or (g) of Section 11 hereof or (ii) that does not have a satisfactory credit standing (in the reasonable determination of the Majority Banks and specified in a notice from the Agent to Kelsey-Hayes),

          (f) any Receivable that remains unpaid more than 60 days after the original due date of the original invoice therefor,

          (g) all Receivables payable by any account debtor if more than 25% of the aggregate amount of the Receivables remain unpaid more than 60 days after the original due date of the original invoice therefor,

          (h) any Receivable as to which there is any unresolved dispute with the respective account debtor (but only to the extent of the amount thereof in dispute),

          (i) any Receivable representing an obligation for goods sold on consignment, approval or a sale-or-return basis or subject to any other repurchase or return arrangement, and

                               Credit Agreement
                               ----------------

          (j) any Receivable that is subject to any Lien (other than Liens of the type referred to in Sections 9.06(c) and 9.06(d) hereof);

provided that no Receivable shall be excluded from the definition of "Eligible
--------
Receivables" by virtue of any of the foregoing clauses (a), (d), (e)(ii), (g) and (h) to the extent such Receivable is supported by a Specified Letter of Credit.

          "Environmental Claim" shall mean, with respect to any Person, any
           -------------------
written notice, claim, demand or other communication (collectively, a "claim")
                                                                       -----
by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, by such Person of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which

                               Credit Agreement
                               ----------------

Kelsey-Hayes is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Kelsey-Hayes is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Fixed Rate Loan
           --------------------
for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Market Loan to be made by such Reference Bank for such Interest Period. If any Reference Bank is not participating in any Fixed Rate Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of the Loans that such Reference Bank would have made or had outstanding had it been participating in such Loans during such Interest Period; provided that in
                                                             ---------
the case of any LIBOR Market Loan, the Eurodollar Base Rate for such Loan shall be determined with reference to deposits of $5,000,000. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of the information timely furnished by the remaining Reference Banks.

          "Eurodollar Loans" shall mean Syndicated Loans the interest rates on
           ----------------
which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by (b) the
                                                            ----------
sum of (i) 1 minus (ii) the Reserve Requirement for such Loan for such Interest
             -----
Period.

          "Event of Default" shall have the meaning assigned to such term in
           ----------------
Section 10 hereof.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on

                               Credit Agreement
                               ----------------
such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

          "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes
           ----------------
of the definition of "Eurodollar Base Rate" in this Section 1.01 and in Section 5 hereof, LIBOR Market Loans.

          "Foreign Subsidiary" shall mean any Subsidiary of Kelsey-Hayes that
           ------------------
is not a Domestic Subsidiary.

          "Funded Debt" shall mean all Indebtedness of Kelsey-Hayes or any of
           -----------
its Subsidiaries (other than Indebtedness owing to Kelsey-Hayes or any of its Subsidiaries) that (a) matures more than one year from the date of its creation or matures within one year of the date of its creation but is renewable or extendable, at the option of Kelsey-Hayes or any of its Subsidiaries, to a date more than one year from the date of its creation or (b) arises under a revolving credit or similar agreement that obligates (or, that upon the exercise of an option by Kelsey-Hayes or any of its Subsidiaries, would obligate) the lender or lenders thereunder to extend credit during a period of more than one year from the date of its creation.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those which, in accordance with Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall
                                ---------       ----------
have a correlative meaning.

          "Hayes Wheels" shall mean Hayes Wheels International, Inc., a Delaware
           ------------
corporation, together with its successors and assigns.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum

                               Credit Agreement
                               ----------------
products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals or other materials or substances which are now or hereafter subject to regulation under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Headquarters Sublease" shall mean the Lease Agreement dated as of the
           ---------------------
date hereof between K-H, as landlord, and Kelsey-Hayes, as tenant, as modified and supplemented and in effect from time to time.

          "Indebtedness" shall mean, for any Person (without duplication):  (a)
           ------------
obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;
(d) obligations (contingent or otherwise) of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Interest Expense" shall mean, for any period, the sum of the
           ----------------
following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b)
                                                                     ----
the net amounts payable (or minus the net amounts receivable) under Interest
                            -----
Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean:
           ---------------

          (a) with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Kelsey-Hayes may select as provided in Section
    4.05 hereof (or such longer period as may be requested by Kelsey-Hayes and agreed to by all of the Banks), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there

                               Credit Agreement
                               ----------------
    is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

          (b) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as Kelsey-Hayes may select as provided in Section 2.03(b) hereof; and

          (c) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as Kelsey-Hayes may select as provided in Section 2.03(b) hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period for any Loan may end after the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan or a LIBOR Market Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Loan (other than a Set Rate Loan) shall have a duration of less than one month (in the case of a Eurodollar Loan or a LIBOR Market Loan) and, if the Interest Period for any Eurodollar Loan or LIBOR Market Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap, floor or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

          "Inventory" shall mean readily marketable materials, including raw
           ---------
materials and work-in-process (but excluding factory supplies), of a type manufactured or consumed by a Borrowing Base Entity in the ordinary course of its business as presently conducted.

          "Investment" shall mean, for any Person:  (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding

                               Credit Agreement
                               ----------------
or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) and (without duplication) the entering into of any commitment to deposit funds with, advance or lend funds to or otherwise extend credit to such Person; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person; or (d) the entering into of any Interest Rate Protection Agreement.

          "Issuing Bank" shall mean Chase, as the Bank that is the issuer of
           ------------
Letters of Credit under Section 2.04 hereof, together with its successors and assigns in such capacity.

          "Kelsey-Hayes Management Services Agreement" shall mean the Management
           ------------------------------------------
Services Agreement dated as of the date hereof between K-H and Kelsey-Hayes, as modified and supplemented and in effect from time to time.

          "Kelsey-Hayes Preferred Stock" shall mean the Redeemable Preferred
           ----------------------------
Stock, par value $0.01 per share and having an aggregate original liquidation preference equal to $77,131,000, issued or to be issued by Kelsey-Hayes.

          "Kelsey-Hayes Tax Sharing Agreement" shall mean the Tax Allocation
           ----------------------------------
Agreement dated as of the date hereof between Varity and Kelsey-Hayes, as modified and supplemented and in effect from time to time.

          "K-H" shall mean K-H Corporation, a Delaware corporation, together
           ---
with its successors and assigns.

          "Letter of Credit" shall have the meaning assigned to such term in
           ----------------
Section 2.04 hereof.

          "Letter of Credit Documents" shall mean, with respect to any Letter of
           --------------------------
Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Letter of Credit Interest" shall mean, for each Bank, such Bank's
           -------------------------
participation interest (or, in the case of the Issuing Bank, the Issuing Bank's retained interest) in the Issuing Bank's liability under Letters of Credit and such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                               Credit Agreement
                               ----------------

          "Letter of Credit Liability" shall mean, without duplication, at any
           --------------------------
time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of Kelsey-Hayes at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Bank (other than the Issuing Bank) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.04 hereof, and the Issuing Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit Liability after giving effect to the acquisition by the Banks other than the Issuing Bank of their participation interests under said Section 2.04.

          "Level I Period" shall mean any period during which (a) no Event of
           --------------
Default shall have occurred and be continuing and (b) the Standard & Poor's Rating is at or above A- (or any successor rating) or the Moody's Rating is at or above A3 (or any successor rating).

          "Level II Period" shall mean any period, other than a Level I Period,
           ---------------
during which (a) no Event of Default shall have occurred and be continuing and
(b) the Standard & Poor's Rating is at or above BBB (or any successor rating) or the Moody's Rating is at or above Baa2 (or any successor rating).

          "Level III Period" shall mean any period, other than a Level I Period
           ----------------
or a Level II Period, during which (a) no Event of Default shall have occurred and be continuing and (b) the Standard & Poor's Rating is at or above BB (or any successor rating) or the Moody's Rating is at or above Ba2 (or any successor rating).

          "Level IV Period" shall mean any period that is not a Level I Period,
           ---------------
a Level II Period or a Level III Period.

          "LIBO Margin" shall have the meaning assigned to such term in Section
           -----------
2.03(c)(ii)(C) hereof.

          "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum
           ---------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "Eurodollar Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

          "LIBOR Auction" shall mean a solicitation of Money Market Quotes
           -------------
setting forth LIBO Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

          "LIBOR Market Loans" shall mean Money Market Loans interest rates on
           ------------------
which

                               Credit Agreement
                               ----------------
are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Basic Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loans" shall mean Syndicated Loans and Money Market Loans.
           -----

          "Majority Banks" shall mean, Banks having at least 66-2/3% of the
           --------------
aggregate amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate amount of all Letter of Credit Liabilities.

          "Management Fees" shall mean all fees, salaries and other
           ---------------
compensation, and all out-of-pocket expenses, paid, incurred or reimbursed by
(a) Kelsey-Hayes or any of its Domestic Subsidiaries to any Person that is an Affiliate of Kelsey-Hayes or (b) any Foreign Subsidiary to any Person (other than another Foreign Subsidiary) that is an Affiliate of Kelsey-Hayes in respect of services rendered in connection with the management, supervision or financial or business affairs of Kelsey-Hayes or any of its Subsidiaries (including, without limitation, any loan or credit guarantee fee).

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean a material adverse effect on (a)
           -----------------------
the condition (financial or otherwise), business, operations, Property, liabilities or prospects of Kelsey-Hayes and its Subsidiaries taken as a whole,
(b) the ability of any Obligor to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Banks and the Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "MF Delaware" shall mean Varity Automotive Inc., a Delaware
           -----------
corporation.

          "Money Market Borrowing" shall have the meaning assigned to such term
           ----------------------
in Section 2.03(b) hereof.

          "Money Market Loan Limit" shall have the meaning assigned to such
           -----------------------
term in

                               Credit Agreement
                               ----------------

Section 2.03(c)(ii) hereof.

          "Money Market Loans" shall mean the loans provided for by Section
           ------------------
2.03 hereof.

          "Money Market Notes" shall mean the promissory notes provided for by
           ------------------
Section 2.09(b) hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Money Market Quote" shall mean an offer in accordance with Section
           ------------------
2.03(c) hereof by a Bank to make a Money Market Loan with one single specified interest rate.

          "Money Market Quote Request" shall have the meaning assigned to such
           --------------------------
term in Section 2.03(b) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc. or any successor
           -------
corporation thereto.

          "Moody's Rating" shall mean, at any time, the then current rating by
           --------------
Moody's of the Rated Entity's senior unsecured long-term public debt; provided
                                                                      --------
that, if Moody's shall fail to issue any such rating or if the Rated Entity shall not then have any outstanding senior unsecured long-term public debt, then "Moody's Rating" shall mean the last such rating issued by Moody's.
 --------------

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by Kelsey-Hayes or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "Notes" shall mean the Syndicated Notes and the Money Market Notes.
           -----

          "Obligors" shall mean Varity and Kelsey-Hayes.
           --------

          "Original Notes" shall mean the promissory notes of Kelsey-Hayes
           --------------
delivered to each Bank pursuant to the 1993 Credit Agreement.

          "Payment Default" shall mean an Event of Default of the type described
           ---------------
in Section 10(a) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any
           ----
entity succeeding to any or all of its functions under ERISA.

          "Permitted Investments" shall mean:  (a) direct obligations of the
           ---------------------
United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the

                               Credit Agreement
                               ----------------

United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's or Moody's respectively (but not rated lower than A-1 or P-1 by Standard & Poor's or Moody's respectively), maturing not more than 90 days from the date of acquisition thereof.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by Kelsey-Hayes or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, with respect to (a) any principal of
           -----------------
any Loan (whether or not then due and payable) and (b) any other amount payable under this Agreement, any Note or any other Basic Document that is not paid when due, for any period during which a Payment Default shall have occurred and be continuing, a rate per annum equal to 2% plus the Base Rate as in effect from
                                         ----
time to time plus the Applicable Margin for Base Rate Loans (provided that, if
             ----                                            --------
the amount is principal of a Eurodollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing with the occurrence of such Payment Default to but excluding the last day of the then current Interest Period for such Loan, 2% plus the interest rate for such
                                               ----
Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

          "Prime Rate" shall mean the rate of interest from time to time
           ----------
announced by Chase at the Principal Office as its prime commercial lending rate.

          "Principal Office" shall mean the principal office of Chase, located
           ----------------
on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of each March,
           ---------------
June, September and December in each year, the first of which shall be the first such day after the Restatement Date.

                               Credit Agreement
                               ----------------

          "Rated Entity" shall mean Kelsey-Hayes; provided that during any
           ------------                           --------
period that Kelsey-Hayes does not have any outstanding senior unsecured long-term public debt rated by Standard & Poor's and Moody's the term "Rated Entity" shall mean Varity.

          "Receivable" shall mean, as at any date, the unpaid portion of the
           ----------
obligation, as stated on the respective invoice, of a customer of a Borrowing Base Entity in respect of Inventory sold and shipped by such Borrowing Base Entity to such customer, net of any credits, rebates or offsets owed to such customer and also net of any commissions payable to third parties (and for purposes hereof, a credit or rebate paid by check or draft of a Borrowing Base Entity shall be deemed to be outstanding until such check or draft shall have been debited to the account of such Borrowing Base Entity on which such check or draft was drawn).

          "Reference Banks" shall mean Chase and The Bank of Nova Scotia (or
           ---------------
their respective Applicable Lending Offices, as the case may be).

          "Regulation A", "Regulation D", "Regulation U" and "Regulation X"
           ------------    ------------    ------------       ------------
shall mean, respectively, Regulation A, Regulation D, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Regulatory Change" shall mean, with respect to any Bank, any change
           -----------------
after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "Reimbursement Obligations" shall mean, at any time, the obligations
           -------------------------
of Kelsey-Hayes (and, to the extent provided by Section 2.04 hereof, one or more of its Subsidiaries) then outstanding, or which may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the Issuing Bank in respect of any drawings under a Letter of Credit.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reorganization Agreement" shall mean the Conveyance and Transfer
           ------------------------
Agreement

                               Credit Agreement
                               ----------------
dated as of the date hereof between Hayes Wheels and Kelsey-Hayes, as modified and supplemented and in effect from time to time.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan or LIBOR Market Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans or LIBOR Market Loans.

          "Restatement Date" shall mean May 1, 1995.
           ----------------

          "SEC" shall mean the Securities and Exchange Commission (or any
           ---
successor agency).

          "Senior Financial Officer" shall mean any of (a) the chief financial
           ------------------------
officer of Kelsey-Hayes, (b) the Vice President-Finance of Kelsey-Hayes, (c) the Treasurer of Kelsey-Hayes and (d) the Assistant Treasurer of Kelsey-Hayes.

          "Set Rate" shall have the meaning assigned to such term in Section
           --------
2.03(c)(ii)(D) hereof.

          "Set Rate Auction" shall mean a solicitation of Money Market Quotes
           ----------------
setting forth Set Rates pursuant to Section 2.03 hereof.

          "Set Rate Loans" shall mean Money Market Loans the interest rates on
           --------------
which are determined on the basis of Set Rates pursuant to a Set Rate Auction.

          "Specified Account Debtor" shall mean (a) a Person named in Schedule V
           ------------------------
hereto and (b) any other Person designated by the Agent (after consultation with the Banks) as a "Specified Account Debtor" in a notice from the Agent to Kelsey-Hayes.

          "Specified Letter of Credit" shall mean, with reference to the
           --------------------------
obligations of an account debtor in respect of any Receivable, a standby letter of credit (a) issued or confirmed by a banking office located in the United States of America of a bank having a capital and surplus

                               Credit Agreement
                               ----------------
in excess of $250,000,000 (other than a bank that does not have a satisfactory credit standing (in the reasonable determination of the Majority Banks and specified in a notice from the Agent to Kelsey-Hayes)), (b) naming the Person to which such Receivable is payable as the beneficiary of such letter of credit,
(c) available by drafts of the beneficiary accompanied only by certificates of the beneficiary stating that the drafts represent amounts past due on one or more Receivables of such account debtor owing to the beneficiary and (d) payable in an Eligible Currency.

          "Standard & Poor's" shall mean Standard & Poor's Ratings Service or
           -----------------
any successor thereto.

          "Standard & Poor's Rating" shall mean, at any time, the then current
           ------------------------
rating (including the failure to rate) by Standard &Poor's of the Rated Entity's senior unsecured long-term public debt; provided that, if Standard & Poor's
                                        --------
shall fail to issue any such rating or if the Rated Entity shall not then have any outstanding senior unsecured long-term public debt, the "Standard & Poor's
                                                             -----------------
Rating" shall mean the last such rating issued by Standard & Poor's.
------

          "Subsidiary" shall mean, with respect to any Person, any corporation,
           ----------
partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean, with respect to any Person,
               -----------------------
any such corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

          "Syndicated Loans" shall mean the loans provided for by Section 2.01
           ----------------
hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "Syndicated Notes" shall mean the promissory notes provided for by
           ----------------
Section 2.09(a) hereof and all promissory notes delivered in substitution or exchange thereof, in each case as the same shall be modified and supplemented and in effect from time to time.

          "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as
           ---------------------
of the date hereof between Varity, K-H, Kelsey-Hayes and Hayes Wheels, as modified and supplemented and in effect from time to time.

          "Total Debt" shall mean, as at any date, the sum, for any Person, of
           ----------
all

                               Credit Agreement
                               ----------------

Indebtedness of such Person of the types described in clauses (a), (b), (d) and (e) of the definition of the term "Indebtedness" in this Section 1.01.

          "Type" shall have the meaning assigned to such term in Section 1.03
           ----
hereof.

          "Varity" shall mean Varity Corporation, a Delaware corporation,
           ------
together with its successors and assigns.

          "Varity Guarantee" shall mean the Varity Guarantee substantially in
           ----------------
the form of Exhibit E hereto between Varity and the Agent, as the same shall be modified and supplemented and in effect from time to time.

          "Varity 1991 Indenture" shall mean the Indenture dated as of October
           ---------------------
8, 1991 between Varity and Manufacturers and Traders Trust Company, as Trustee, providing for, among other things, the issuance by Varity of $150,000,000 original aggregate principal amount of its 11-3/8% Senior Notes due 1998, as modified and supplemented and in effect from time to time.

          "Varity Note" shall mean the promissory note dated November 15, 1991
           -----------
made by Hayes Wheels (formerly named "Kelsey-Hayes Company") payable to Varity in a principal amount equal to $127,131,000, as modified and supplemented and in effect from time to time, which note was repaid in full on or before the Restatement Date.

          "Varity Specified Subsidiary" shall mean (a) MF Delaware and (b) any
           ---------------------------
Subsidiary of Varity that is a "significant subsidiary" of Varity within the meaning given to such term under Regulation S-X of the SEC (as said Regulation is in effect on the date hereof).

          "Varity Subordinated Loans" shall mean unsecured Indebtedness of
           -------------------------
Kelsey-Hayes to Varity incurred after the Closing Date; provided that the documentation evidencing such Indebtedness shall provide (without limitation):
(a) that no payment of any principal of, interest on, or other amount owing in respect of, such Indebtedness or under such documentation shall be payable so long as an Event of Default shall have occurred and be continuing, (b) that all amounts owing in respect of such Indebtedness shall, on terms and conditions satisfactory to the Majority Banks, be subordinate and subject in right of payment to the prior payment in full of all obligations of Kelsey-Hayes to the Banks hereunder and under the other Basic Documents and (c) that Varity will not ask, demand, sue for, take or receive from Kelsey-Hayes or any of its Subsidiaries (whether by set-off or otherwise) any payment in respect of such Indebtedness not then entitled to be received by Varity under such documentation.

          1.02  Accounting Terms and Determinations.
                ------------------------------------

          (a) Except as otherwise expressly provided herein, (i) all accounting terms used

                               Credit Agreement
                               ----------------
herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared and (iii) all calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made in accordance with or by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the most recent financial statements furnished to the Banks under Section 9.01(c) or (d) hereof after the Restatement Date (or, prior to the first such delivery after the Restatement Date, the financial statements as at January 31, 1995) unless
(x) Kelsey-Hayes shall notify the Banks of its objection thereto at the time of delivery of any financial statements pursuant to Section 9.01 hereof or (y) the Majority Banks shall notify Kelsey-Hayes (through the Agent) of their objection within 30 days after the delivery of any such financial statements, in either of which events such interpretations, statements, certificates, reports and calculations shall be made in accordance with, or by application of, generally accepted accounting principles on a basis consistent with those used in the preparation of the most recent financial statements furnished after the Restatement Date as to which no such objection shall have been made (or, prior to the first such delivery after the Restatement Date, the financial statements as at January 31, 1995).

          (b) Kelsey-Hayes shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of paragraph (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) Kelsey-Hayes will not, and will not permit any of its Domestic Subsidiaries to, change the last day of its fiscal year from January 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from April 30, July 31 and October 31 of each year, respectively.

          (d)  [Intentionally Omitted]

          (e) So long as Kelsey-Hayes and its Subsidiaries shall be included in consolidated Federal income tax returns filed by Varity or K-H, whenever making determinations under this Agreement of the amount of Federal income taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by Kelsey-Hayes and its Subsidiaries, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, by Kelsey-Hayes and its Subsidiaries to or from Varity, K-H or Hayes Wheels under the Tax Sharing Agreement and to or from Varity under the Kelsey-Hayes Tax Sharing Agreement without reference to whether Varity, K-H or Hayes

                               Credit Agreement
                               ----------------

Wheels shall in fact pay any amounts in respect of Federal income taxes
(or receive any amounts in respect of refunds of Federal income taxes) during the relevant period.

          1.03  Classes and Types of Loans.  Loans hereunder are distinguished
                --------------------------
by "Class" and by "Type". The "Class" of a Loan refers to whether such Loan is a Money Market Loan or a Syndicated Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan, a Eurodollar Loan, a Set Rate Loan or a LIBOR Market Loan, each of which constitutes a Type of Loan. Loans may be identified by both Class and Type.

          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.01  Loans.
                -----

          (a)  Syndicated Loans.  Each Bank severally agrees, on the terms and
               ----------------
conditions of this Agreement, to make loans to Kelsey-Hayes in Dollars during the period from and including the Closing Date to but not including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided that in no event shall the aggregate
                             --------
principal amount of all Loans, together with the aggregate amount of all Letter of Credit Liabilities, exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during such period Kelsey-Hayes may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section
2.10 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.10 hereof).

          (b)  Limit on Eurodollar Loans.  No more than six separate Interest
               -------------------------
Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

          2.02  Borrowings of Syndicated Loans.  Kelsey-Hayes shall give the
                ------------------------------
Agent (which shall promptly notify the Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 2:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in Dollars and immediately available funds, for account of Kelsey-Hayes. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available by the Agent to Kelsey-Hayes by depositing the same, in immediately available funds, in an account of Kelsey-Hayes maintained with Chase at the Principal Office designated by Kelsey-Hayes.

          2.03  Money Market Loans.
                ------------------

                               Credit Agreement
                               ----------------

          (a) In addition to borrowings of Syndicated Loans, at any time prior to the Commitment Termination Date Kelsey-Hayes may, as set forth in this
Section 2.03, request the Banks to make offers to make Money Market Loans to Kelsey-Hayes in Dollars. The Banks may, but shall have no obligation to, make such offers and Kelsey-Hayes may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans, provided that:

          (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous);

          (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans and the aggregate amount of all Letter of Credit Liabilities, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

          (b) When Kelsey-Hayes wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New
 --------------------------
York time on (x) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as Kelsey-Hayes and the Agent, with the consent of the Majority Banks, may agree). Kelsey-Hayes may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose Interest Periods in different lettered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); provided that the request
                                                --------
for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing (a "Money Market Borrowing"). Each such
                                           ----------------------
notice shall be substantially in the form of Exhibit G-1 hereto and shall specify as to each Money Market Borrowing:

          (i) the proposed date of such borrowing, which shall be a Business
     Day;

          (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii)  the duration of the Interest Period applicable thereto;

          (iv) whether the Money Market Quotes requested for a particular Interest Period are seeking quotes for LIBOR Market Loans or Set Rate Loans; and

                               Credit Agreement
                               ----------------

          (v) if the Money Market Quotes requested are seeking quotes for Set Rate Loans, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as Kelsey-Hayes and the Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

          (c) (i) Each Bank may submit one or more Money Market Quotes, each constituting an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if Kelsey-Hayes' request under Section 2.03(b) hereof specified more than one Interest Period, such Bank may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
     (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as Kelsey-Hayes and the Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote may be submitted by Chase (or its Applicable Lending Office) only if Chase (or such Applicable Lending Office) notifies Kelsey-Hayes of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 7.02 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the consent of the Agent given on the instructions of Kelsey-Hayes.

     (ii) Each Money Market Quote shall be substantially in the form of Exhibit G-2 hereto and shall specify:

               (A) the proposed date of borrowing and the Interest Period therefor;

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or a larger multiple of $1,000,000); provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for a particular Interest Period for which offers were requested;

                               Credit Agreement
                               ----------------

               (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "LIBO Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

               (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loan (the "Set Rate"); and

               (E)  the identity of the quoting Bank.

     Unless otherwise agreed by the Agent and Kelsey-Hayes, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by Kelsey-Hayes of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made, provided that the submission by any Bank
                                       --------
     containing more than one Money Market Quote may be conditioned on Kelsey-Hayes not accepting offers contained in such submission that would result in such Bank making Money Market Loans pursuant thereto in excess of a specified aggregate amount (the "Money Market Loan Limit").
                                      -----------------------

          (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time on the Quotation Date) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify Kelsey-Hayes of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and (ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to Kelsey-Hayes shall specify (A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and LIBO Margins or Set Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

          (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or
(y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as Kelsey-Hayes and the Agent, with the consent of the Majority Banks, may agree), Kelsey-Hayes shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d)

                               Credit Agreement
                               ----------------
hereof (which notice shall specify the aggregate principal amount of offers from each Bank for each Interest Period that are accepted, it being understood that the failure of Kelsey-Hayes to give such notice by such time shall constitute nonacceptance) and the Agent shall promptly notify each affected Bank. The notice from the Agent shall also specify the aggregate principal amount of offers for each Interest Period that were accepted and the lowest and highest LIBO Margins and Set Rates that were accepted for each Interest Period. Kelsey-Hayes may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or a larger multiple of $1,000,000); provided that:
                         --------

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $5,000,000 (or a larger multiple of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

          (iii) acceptance of offers may, subject to clause (v) below, be made only in ascending order of LIBO Margins or Set Rates, as the case may be, in each case beginning with the lowest rate so offered;

          (iv) Kelsey-Hayes may not accept any offer where the Agent has advised Kelsey-Hayes that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof);

          (v) the aggregate principal amount of each Money Market Borrowing from any Bank may not exceed any applicable Money Market Loan Limit of such Bank.

If offers are made by two or more Banks with the same LIBO Margins or Set Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by Kelsey-Hayes among such Banks as nearly as possible (in amounts of at least $5,000,000 or larger multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

          (f) Any Bank whose offer to make any Money Market Loan has been accepted in accordance with the terms and conditions of this Section 2.03 shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of Kelsey-Hayes. The

                               Credit Agreement
                               ----------------
amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to Kelsey-Hayes on such date by depositing the same, in immediately available funds, in an account of Kelsey-Hayes maintained with Chase at the Principal Office designated by Kelsey-Hayes.

          (g)  Except for the purpose and to the extent expressly stated in
Section 2.05(b) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment.

          (h) Kelsey-Hayes shall pay to the Agent a fee of $2,000 each time Kelsey-Hayes gives a Money Market Quote Request to the Agent.

          2.04  Letters of Credit.  Subject to the terms and conditions of this
                -----------------
Agreement, the Commitments may be utilized, upon the request of Kelsey-Hayes, in addition to the Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Bank of letters of credit (collectively, "Letters of Credit") for
                                                      -----------------
account of Kelsey-Hayes (and, to the extent specified by Kelsey-Hayes, any of its Domestic Subsidiaries), provided that in no event shall (i) the aggregate
                            --------
amount of all Letter of Credit Liabilities, together with the aggregate principal amount of all Loans, exceed the aggregate amount of the Commitments as in effect from time to time, (ii) the outstanding aggregate amount of all Letter of Credit Liabilities exceed $15,000,000 and (iii) the expiration date of any Letter of Credit extend beyond the earlier of (x) the date one year after the issuance thereof and (y) the Commitment Termination Date. The following additional provisions shall apply to Letters of Credit:

          (a) Kelsey-Hayes shall give the Agent and the Issuing Bank at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit).

          (b) On each day during the period commencing with the issuance by the Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Bank (other than the Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank acquire a participation in the Issuing Bank's liability under such Letter of Credit in an amount

                               Credit Agreement
                               ----------------
     equal to such Bank's Commitment Percentage of such liability, and each Bank (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Bank to pay and discharge when due, its Commitment Percentage of the Issuing Bank's liability under such Letter of Credit.

          (c) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify Kelsey-Hayes (through the Agent) of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand. Notwithstanding the identity of the account party of any Letter of Credit, Kelsey-Hayes hereby unconditionally agrees to pay and reimburse the Agent for account of the Issuing Bank for the amount of each demand for payment under such Letter of Credit at or prior to the date on which payment is to be made by the Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (d) Forthwith upon its receipt of a notice referred to in paragraph
     (c) of this Section 2.04, Kelsey-Hayes shall advise the Agent whether or not Kelsey-Hayes intends to borrow hereunder to finance its obligation to reimburse the Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section
     4.05 hereof. In the event that Kelsey-Hayes fails to so advise the Agent, or if Kelsey-Hayes fails to reimburse the Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the Agent shall give each Bank prompt notice of the amount of the demand for payment, specifying such Bank's Commitment Percentage of the amount of the related demand for payment.

          (e) Each Bank (other than the Issuing Bank) shall pay to the Agent for account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under a Letter of Credit upon notice by the Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payments to the Agent for account of the Issuing Bank under this paragraph (e), and the Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this paragraph (e), the financial condition of Kelsey-Hayes (or any other account party), the existence of any Default or the termination of the Commitments. Each such payment to the Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If any Bank shall default in its obligation to make any such payment to the Agent for account of the Issuing Bank, for so long as such default shall continue the Agent shall at the request of the Issuing Bank withhold from

                               Credit Agreement
                               ----------------
     any payments received by the Agent under this Agreement or any Note for account of such Bank the amount so in default and the Agent shall pay the same to the Issuing Bank in satisfaction of such defaulted obligation.

          (f) Upon the making of each payment by a Bank to the Issuing Bank pursuant to paragraph (e) above (including by the operation of the last sentence thereof), in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, the Issuing Bank or such Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Issuing Bank by Kelsey-Hayes hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's Commitment Percentage in any interest or other amounts payable by Kelsey-Hayes hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the amounts payable to the Issuing Bank pursuant to the last sentence of paragraph (g) of this
     Section 2.04). Upon receipt by the Issuing Bank from or for account of Kelsey-Hayes of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Bank shall promptly pay to the Agent for account of each Bank entitled thereto, such Bank's Commitment Percentage of such payment, each such payment by the Issuing Bank to be made in the same money and funds in which received by the Issuing Bank. In the event any payment received by the Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by the Issuing Bank, each Bank shall, upon the request of the Issuing Bank (through the Agent), repay to the Issuing Bank (through the Agent) the amount of such payment paid to such Bank, with interest at the rate specified in paragraph (j) of this Section 2.04.

          (g) Kelsey-Hayes shall pay to the Agent for account of the Issuing Bank a letter of credit fee on the daily average undrawn amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is terminated, at a rate per annum equal to the Applicable Margin for Eurodollar Loans (such letter of credit fee shall be non-refundable, shall be paid in arrears on each Quarterly Date and on the Commitment Termination Date and shall be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day). Promptly following its receipt of any letter of credit fee with respect to any Letter of Credit (including any such fee in respect of any period of renewal or extension thereof), the Issuing Bank shall pay to the Agent for account of each Bank (other than the Issuing Bank) an amount equal to such Bank's Commitment Percentage of such fee. In addition, Kelsey -Hayes shall pay to the Agent for account of the Issuing Bank (i) a fronting fee on the daily average undrawn amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date such Letter of Credit is drawn in full, expires or is

                               Credit Agreement
                               ----------------
     terminated, at a rate per annum equal to 1/4 of 1% (such fronting fee shall be non-refundable, shall be paid in arrears on each Quarterly Date and on the Commitment Termination Date and shall be calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day) and (ii) all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (h) Promptly following the issuance of any Letter of Credit, the Issuing Bank shall deliver (through the Agent) to each Bank a notice of such issuance, which notice shall set forth the face amount of such Letter of Credit. Upon the request of any Bank from time to time, the Issuing Bank shall deliver any other information reasonably requested by such Bank with respect to each Letter of Credit then outstanding.

          (i) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (ii) Kelsey-Hayes shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as the Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, provided that in the event of any conflict between any such
                --------
     application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control.

          (j) To the extent that any Bank fails to pay any amount required to be paid pursuant to paragraph (e) or (f) of this Section 2.04 on the due date therefor, such Bank shall pay interest to the Issuing Bank (through the Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2%.
                               ----

          (k) The issuance by the Issuing Bank of any modification or supplement to any Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.04 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (ii) each Bank shall have consented

                               Credit Agreement
                               ----------------
     thereto.

Kelsey-Hayes hereby indemnifies and holds harmless each Bank (including the Issuing Bank) and the Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (or which may be claimed against such Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Bank under any Letter of Credit; provided that Kelsey-Hayes shall not be required to indemnify any Bank
        --------
or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or
(y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.04 is intended to limit the other obligations of Kelsey-Hayes, any Bank or the Agent under this Agreement.

          2.05  Changes of Commitments; Etc.
                ---------------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b) Kelsey-Hayes shall have the right at any time or from time to time (i) so long as no Syndicated Loans, Money Market Loans or Letter of Credit Liabilities are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all Money Market Loans); provided that (x) Kelsey-Hayes shall give notice of each such termination or
--------
reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount equal to $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

          (c) If any Bank requests compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, or such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, either Type of Fixed Rate Loan shall be suspended pursuant to Section 5.01 or 5.03 hereof, Kelsey-Hayes, upon three Business Days' notice to such Bank and the Administrative Agent given not more than 30 days after such Bank requests such compensation, may require, so long as no Default shall have occurred and be continuing, that such Bank transfer, pursuant to
Section 12.06(b) hereof, all of its right, title and interest under this Agreement and such Bank's Notes to any bank identified by Kelsey-Hayes in such notice (a "Proposed Bank") (i) if the Proposed Bank agrees to assume all of the
           -------------
obligations of such Bank for consideration equal to the aggregate principal amount of such Bank's Loans and Letter of Credit Interest outstanding on the date of such transfer, together with interest thereon to the date of such transfer, and arrangements

                               Credit Agreement
                               ----------------
reasonably satisfactory to such Bank are made for payment to such Bank of all other amounts payable hereunder to such Bank on or prior to the date of such transfer (including any fees accrued hereunder, all amounts then due and payable to such Bank under Sections 5.01, 5.06 and 5.07 hereof and any amounts which would be payable under Section 5.05 hereof as if all of such Bank's Loans were being prepaid in full on such date) and (ii) if such Bank being replaced has requested compensation pursuant to Section 5.01, 5.06 or 5.07 hereof, such Proposed Bank's aggregate compensation that it has requested or at any time may request (with respect to any circumstance in existence on, or any event that has occurred prior to, the date of such transfer), if any, pursuant to said Section 5.01, 5.06 or 5.07 hereof in respect of the obligations and Loans to be transferred to such Proposed Bank is less than that of the Bank being replaced. If such transfer is effected in compliance with Section 12.06(b) hereof, such Proposed Bank shall be a "Bank" for all purposes hereunder. Without prejudice to the survival of any other agreement of Kelsey-Hayes hereunder, the agreements of Kelsey-Hayes contained in Sections 5.01, 5.05, 5.06, 5.07 and 12.03 hereof (without duplication of any payments made to such Bank by Kelsey-Hayes or the Proposed Bank) shall survive for the benefit of any Bank replaced under this
Section 2.05(c) with respect to the time prior to such replacement.

          (d) The Commitments, once terminated or reduced, may not be reinstated.

          2.06  Facility Fee.  Kelsey-Hayes shall pay to the Agent for account
                ------------
of each Bank facility fee on the daily average amount of such Bank's Commitment (whether or not utilized), for the period from and including the Amendment Effective Date to but not including the earlier of the date such Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to the Applicable Facility Fee Rate. Accrued facility fee shall be payable in arrears
(a) on each Quarterly Date and (b) on the earlier of (i) the date the Commitments are terminated and (ii) the Commitment Termination Date.

          2.07  Lending Offices.  The Loans of each Type made by each Bank shall
                ---------------
be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.08  Several Obligations; Remedies Independent.  The failure of any
                -----------------------------------------
Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by Kelsey-Hayes at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

                               Credit Agreement
                               ----------------

          2.09  Notes.
                -----

          (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note of Kelsey-Hayes substantially in the form of Exhibit A-1 hereto, dated the Restatement Date, payable to the order of such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-2 hereto, dated the Restatement Date, payable to such Bank and otherwise duly completed.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by each Bank to Kelsey-Hayes, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing Loans of such Class held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof; provided that the failure of
                                                   --------
such Bank to make any such recordation or endorsement shall not affect the obligations of Kelsey-Hayes to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans to be evidenced by such Note.

          (d) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

          2.10  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Section 4.04 hereof, Kelsey-Hayes shall have the right to prepay Syndicated Loans, or to Convert Syndicated Loans of one Type into Syndicated Loans of another Type or Continue Syndicated Loans of one Type as Syndicated Loans of the same Type, at any time or from time to time, provided that:
                                                          --------

          (a) Kelsey-Hayes shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the prepayment date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and

          (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans.

Money Market Loans may not be optionally prepaid. Notwithstanding the foregoing, and without limiting the rights and remedies of the Banks under
Section 10 hereof, in the event that any Event

                               Credit Agreement
                               ----------------
of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Banks shall) suspend the right of Kelsey-Hayes to borrow any Loan as a Eurodollar Loan, to Convert any Base Rate Loan into a Eurodollar Loan or to Continue any Eurodollar Loan as a Eurodollar Loan, in which event all Eurodollar Loans then outstanding shall be automatically Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.11  Mandatory Prepayments and Reductions of Commitments.
                ---------------------------------------------------

          (a)  Borrowing Base.  Kelsey-Hayes shall from time to time prepay the
               --------------
Loans (and/or provide cover for Letter of Credit Liabilities as specified in paragraph (b) below) in such amounts as shall be necessary so that at all times the aggregate principal amount of the Loans then outstanding, together with the aggregate amount of Letter of Credit Liabilities then outstanding, shall not exceed the Borrowing Base at such time, such amount to be applied, first to Syndicated Loans outstanding, second as cover for Letter of Credit Liabilities and third to Money Market Loans.

          (b)  Cover for Letter of Credit Liabilities.  In the event that
               --------------------------------------
Kelsey-Hayes shall be required pursuant to this Section 2.11 to provide cover for Letter of Credit Liabilities, Kelsey-Hayes shall effect the same by paying to the Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Agent in the Collateral Account subject to and in accordance with Section 11.11 hereof.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.01  Repayment of Loans.
                ------------------

          (a) Kelsey-Hayes hereby promises to pay to the Agent for account of the Banks the entire outstanding principal amount of the Syndicated Loans, and each Syndicated Loan shall mature, on the Commitment Termination Date.

          (b) The Company hereby promises to pay to the Agent for account of each Bank that makes any Money Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

          3.02  Interest.  Kelsey-Hayes hereby promises to pay to the Agent for
               ---------
account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                               Credit Agreement
                               ----------------

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin;
                                     ----

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin;
                          ----

          (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the LIBO Margin quoted by
                                      ----     -----
     the Bank making such Loan in accordance with Section 2.03 hereof; and

          (d) if such Loan is a Set Rate Loan, the Set Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, Kelsey-Hayes hereby promises to pay to the Agent for account of each Bank interest, for each day so long as any Payment Default shall have occurred and be continuing, at the applicable Post-Default Rate (x) on any principal of any Loan made by such Bank (whether or not then due and payable) and (y) on any other amount payable by Kelsey-Hayes hereunder or under the Notes held by such Bank to or for account of such Bank that is not paid when due. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan or a Money Market Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan or a LIBOR Market Loan), at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall also be payable from time to time on demand of the Banks for whose account such interest is payable. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Banks to which such interest is payable and to Kelsey-Hayes.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      -----------------------------------------------

          4.01  Payments.
                --------

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by Kelsey-Hayes under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account

                               Credit Agreement
                               ----------------
number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of Kelsey-Hayes with such Bank (with notice to Kelsey-Hayes and the Agent).

          (c) Kelsey-Hayes shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Agent (which shall notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by Kelsey-Hayes hereunder to which such payment is to be applied, in which case such payment shall be, subject to Section 4.02 hereof, so applied (and in the event that Kelsey-Hayes fails to so specify, or if an Event of Default has occurred and is continuing, such payment shall be, subject to said Section 4.02, applied in such manner as is determined to be appropriate by the Majority Banks or, if the Majority Banks fail to advise the Agent of their determination promptly following a request from the Agent for such a determination, by the Agent).

          (d) Except to the extent otherwise provided in Section 2.04(e) hereof, each payment received by the Agent under this Agreement or any Note for account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension.

          4.02  Pro Rata Treatment.  Except to the extent otherwise provided
                -------------------
herein:

          (a) each borrowing of Syndicated Loans of a particular Class under
     Section 2.01 hereof shall be made from the Banks, each payment of facility fee under Section 2.06 hereof in respect of Commitments shall be made for account of the Banks, and each termination or reduction of the Commitments under Section 2.05 hereof shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of the respective Commitments of the Banks;

          (b) the making, Conversion and Continuation of Syndicated Loans of a particular

                               Credit Agreement
                               ----------------

     Type (other than Conversions provided for by Section 5.04 hereof) shall be made pro rata among the Banks according to the amounts of their respective Commitments (in the case of making of Syndicated Loans) or their respective Syndicated Loans (in the case of Conversions and Continuations of Syndicated Loans), and Eurodollar Loans of a particular Type having the same Interest Period shall be allocated pro rata among the Banks according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Syndicated Loans (in the case of Conversions and Continuations of Loans) of such Type;

          (c) each payment or prepayment of principal of Syndicated Loans shall be made for account of the Banks prorata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by the Banks; and

          (d) each payment of interest on Syndicated Loans shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Banks.

          4.03  Computations.  Interest on Loans and Reimbursement Obligations,
                ------------
facility fees, letter of credit fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but (except as otherwise provided in Section 2.04(g) hereof) excluding the last day) occurring in the period for which payable.

          4.04  Minimum Amounts.  Except for mandatory prepayments made pursuant
                ---------------
to Section 2.11 hereof and Conversions or prepayments made pursuant to Section
5.04 hereof, each borrowing, Conversion and partial prepayment of principal of Syndicated Loans shall be in integral multiples of $1,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $1,000,000 and, if any Eurodollar Loans having the same Interest Period would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.05  Certain Notices.  Notices by Kelsey-Hayes to the Agent of
                ---------------
terminations or reductions of Commitments, of borrowings, Conversions, Continuations and optional prepayments of Syndicated Loans, of Types of Syndicated Loans and of the duration of Interest Periods for Syndicated Loans shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                               Credit Agreement
                               ----------------

                                                    Number of
                                                    Business
     Notice                                         Days Prior
     ------                                         ----------
Termination or reduction of Commitments             1

Borrowing or prepayment of, or Conversions into,
Base Rate Loans                                     same day

Borrowing or prepayment of, Conversions into,
Continuations as, or duration of Interest Period
for, Eurodollar Loans                               3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Type of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) of each Loan of each Type to be borrowed, Converted, Continued or prepaid (and, in the case of a borrowing or Continuation of, or a Conversion into, Eurodollar Loans, the duration of the Interest Period for such Loans) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly (and, in the case of any notice of borrowing relating to Eurodollar Loans, not later than the close of business on the date of receipt by the Agent of such notice) notify the Banks of the contents of each such notice. In the event that Kelsey-Hayes fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.06  Non-Receipt of Funds by the Agent.  Unless the Agent shall have
                ---------------------------------
been notified by a Bank or Kelsey-Hayes (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank, or an amount payable in respect of a participation in a Letter of Credit Liability to be acquired by such Bank, hereunder or (in the case of Kelsey-Hayes) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the
-----------------
Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the

                               Credit Agreement
                               ----------------
amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so
                                               ------------
made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if the recipient(s) shall fail to return,
                       --------
and the Payor shall fail to make, the Required Payment to the Agent within three Business Days of the Advance Date, then the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (a) if the Required Payment shall represent a payment to be made by Kelsey-Hayes to the Banks, Kelsey-Hayes and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the Agent, without limiting the obligation of Kelsey-Hayes under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment);

          (b) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to Kelsey-Hayes, the Payor and Kelsey-Hayes shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case Kelsey-Hayes shall return the Required Payment to the Agent, without limiting any claim Kelsey -Hayes may have against the Payor in respect of the Required Payment); and

          (c) if the Required Payment shall represent a payment to be made by a Bank to the Issuing Bank in respect of a participation in a Letter of Credit Liability to be acquired by such Bank, the Payor shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof with respect to Base Rate Loans.

          4.07  Sharing of Payments, Etc.
                ------------------------

          (a) Kelsey-Hayes agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of Kelsey-Hayes at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, Reimbursement Obligations or any other amount payable to such Bank hereunder, that is not paid when due (regardless of whether such balances are then due to Kelsey-Hayes), in which case it shall promptly thereafter notify Kelsey-Hayes and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

          (b) If any Bank shall obtain from any Obligor payment of any principal of or

                               Credit Agreement
                               ----------------
interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Kelsey-Hayes agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          Section 5.  Yield Protection, Etc.
                      ---------------------

          5.01  Additional Costs.
                -----------------

          (a) Kelsey-Hayes shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional
                                                                ----------
Costs"), resulting from any

                               Credit Agreement
                               ----------------

Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate or LIBO Rate, as the case may be, for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Bank hereunder (including, without limitation, the Commitment of such Bank); or

          (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from Kelsey-Hayes under this Section 5.01(a), Kelsey-Hayes may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall
                                             --------
not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to Kelsey-Hayes (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), Kelsey-Hayes shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without

                               Credit Agreement
                               ----------------
duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) issued by any government or governmental or supervisory authority after the Restatement Date implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c) and Section 5.06 hereof, "Basel Accord" shall mean the proposals for risk-based capital framework
         ------------
described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify Kelsey-Hayes of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph
(a) or (c) of this Section 5.01 or under Section 5.06 hereof as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided that (i) if any Bank fails to give such notice
                   --------
within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 or
Section 5.06 hereof in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 or Section 5.06 hereof, as the case may be, for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to Kelsey-Hayes a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this
Section 5.01 or under Section 5.06 hereof. Determinations and allocations by any Bank for purposes of this Section 5.01 and Section 5.06 hereof of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01 or to Section 5.06 hereof, or of the effect of capital maintained pursuant to paragraph (c) of

                               Credit Agreement
                               ----------------
this Section 5.01 or to Section 5.06 hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01 or Section 5.06 hereof, as the case may be, shall be conclusive, provided that (x) such determinations and allocations are made on a
            --------
reasonable basis and (y) such determinations and allocations are made with respect to corporations or other Persons similar to Kelsey-Hayes who are then borrowers from such Bank pursuant to agreements having provisions similar to this Section 5.01 or Section 5.06 hereof, as the case may be.

          5.02  Limitation on Types of Loans.  Anything herein to the contrary
                ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for either Type of Fixed Rate Loans as provided herein; or

          (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequately to cover the cost to such Banks (or to such quoting Bank) of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give Kelsey-Hayes and each Bank prompt notice thereof and, so long as such condition remains in effect, the Banks (or such quoting Bank) shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and Kelsey-Hayes shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.10 hereof.

          5.03  Illegality.  Notwithstanding any other provision of this
                ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder (and, in the sole opinion of such Bank, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Bank), then such Bank shall promptly notify Kelsey-Hayes thereof (with a copy to the Agent) and such Bank's obligation to

                               Credit Agreement
                               ----------------
make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

          5.04  Treatment of Affected Loans.  If the obligation of any Bank to
                ---------------------------
make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Bank's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such Bank may specify to Kelsey-Hayes with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Bank as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Bank that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Bank gives notice to Kelsey-Hayes with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion or non-Continuation of such Bank's Eurodollar Loans pursuant to this
Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Syndicated Loans held by the Banks holding Eurodollar Loans and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.05  Compensation.  Kelsey-Hayes shall pay to the Agent for account
                ------------
of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last

                               Credit Agreement
                               ----------------
     day of the Interest Period for such Loan;

          (b) any failure by Kelsey-Hayes for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied, but excluding the failure of such Bank to make a Fixed Rate Loan or a Set Rate Loan required to be made by it) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given under Sections 2.02 or 2.03(b) hereof; or

          (c) any failure for any reason (including, without limitation, as provided in Section 5.02 or 5.03 hereof) of a Syndicated Loan of such Bank to be Continued as or Converted into a Eurodollar Loan on the date for such Continuation or Conversion specified in the relevant notice given under
     Section 2.10 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess (if any) of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed, Continued or Converted for the period from the date of such payment, prepayment, Conversion or failure to borrow, Continue or Convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, Continue or Convert, the Interest Period for such Loan that would have commenced on the date specified for such borrowing, Continuation or Conversion) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have
                    ----
accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.06  Additional Costs in Respect of Letters of Credit.  Without
                ------------------------------------------------
limiting the obligations of Kelsey-Hayes under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax (other than taxes imposed on or measured by the net income of a Bank or of its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit

                               Credit Agreement
                               ----------------
or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Agent), Kelsey-Hayes shall pay immediately to the Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to Kelsey-Hayes shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07  U.S. Taxes.
                ----------

          (a) Kelsey-Hayes agrees to pay to each Bank that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Tax imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the
                                                          --------
foregoing obligation to pay such additional amounts shall not apply:

          (i) to any payment to a Bank hereunder unless such Bank is, on the date hereof (or on the date it becomes a Bank as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank hereunder in respect of the Loans), or

          (ii) to any U.S. Tax imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 5.07(a), (w) "Form 1001" shall mean Form 1001
                                               ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing

                               Credit Agreement
                               ----------------
authorities of the United States of America to document a claim to which such Form relates), (y) "U.S. Person" shall mean a citizen, national or resident of
                    -----------
the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "U.S. Taxes" shall mean any present or future tax, assessment
                    ----------
or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein (other than taxes imposed on or measured by the net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office).

          (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Kelsey-Hayes shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          Section 6.  [Intentionally Omitted].

          Section 7.  Conditions Precedent.
                      ---------------------

          7.01  Conditions to Effectiveness.  The effectiveness of the amendment
                ---------------------------
and restatement of the 1993 Credit Agreement provided for hereby is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a)  Corporate Documents.  A certificate of the corporate secretary or
               -------------------
     assistant secretary of each Obligor, dated the Amendment Effective Date, as to (i) its charter (which charter shall be certified as of a recent date by the Secretary of State of the jurisdiction of organization of such Obligor), by-laws, existence and good standing, (ii) all corporate action taken by it in connection with the Basic Documents to which it is or is intended to be a party and (iii) the incumbency and specimen signature of the officers signing the Basic Documents to which it is or is intended to be a party and giving notices in connection therewith.

          (b)  Officer's Certificate.  A certificate of a senior officer of
               ---------------------
    Kelsey-Hayes, dated the Amendment Effective Date, to the effect set forth in the first sentence of Section 7.02 hereof.

          (c)  Opinions of Counsel to the Obligors.  Opinions, dated the
               -----------------------------------
    Amendment Effective Date, of each of (i) Cahill Gordon & Reindel, counsel to the Obligors, substantially in the form of Exhibit C-1 hereto and covering such other matters as the

                               Credit Agreement
                               ----------------

    Agent or any Bank may reasonably request, (ii) the General Counsel to Kelsey -Hayes, substantially in the form of Exhibit C-2 hereto and covering such other matters as the Agent or any Bank may reasonably request and (iii) the General Counsel to Varity, substantially in the form of Exhibit C-3 hereto and covering such other matters as the Agent or any Bank may reasonably request (and Kelsey-Hayes hereby instructs such counsel to deliver such opinions to the Banks and the Agent).

          (d) Opinion of Special New York Counsel to the Banks. An opinion,
              ------------------------------------------------
    dated the Amendment Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks, substantially in the form of Exhibit D hereto.

          (e) Notes. The Notes, duly completed and executed dated the
              -----
    Restatement Date in exchange for the Original Notes.

          (f) Varity Guarantee.  The Varity Guarantee, duly executed and
              ----------------
    delivered by Varity and the Agent.

          (g) Other Documents.  Such other documents as the Agent or any Bank or
              ---------------
    special New York counsel to the Banks may reasonably request.

The effectiveness of the amendment and restatement of the 1993 Credit Agreement is also subject to the payment by Kelsey-Hayes of (i) all commitment fees and letter of credit fees under the 1993 Credit Agreement accrued to the Amendment Effective Date and unpaid and (ii) such fees as Kelsey-Hayes shall have agreed to pay or deliver to any Bank or the Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Basic Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to Kelsey-Hayes).

          7.02  Extensions of Credit.  The obligation of the Banks to make any
                --------------------
Loan or otherwise extend any credit to Kelsey-Hayes upon the occasion of each borrowing or other extension of credit hereunder is subject to the conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

          (a) no Default shall have occurred and be continuing;

          (b) the representations and warranties made by Kelsey-Hayes in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan or other extension of

                               Credit Agreement
                               ----------------
     credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (c) the aggregate principal amount of the Loans outstanding, together with the aggregate amount of all Letter of Credit Liabilities outstanding, shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 9.01(j) hereof.

Each notice of borrowing or request for the issuance of a Letter of Credit by Kelsey-Hayes hereunder shall constitute a certification by Kelsey-Hayes to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless Kelsey-Hayes otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8. Representations and Warranties. Kelsey-Hayes represents and
                     ------------------------------
warrants to the Agent and the Banks that:

          8.01  Corporate Existence.  Each of the Obligors:  (a) is a
                -------------------
corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.02  Financial Condition.  Kelsey-Hayes has heretofore furnished to
                -------------------
each of the Banks the audited consolidated balance sheet of Kelsey-Hayes and its Subsidiaries as at January 31, 1995 and the audited consolidated statements of operations, changes in stockholders' equity and cash flows of Kelsey-Hayes and its Subsidiaries for the fiscal year ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial position of Kelsey-Hayes and its Subsidiaries as at said date and the consolidated results of their operations for the period covered thereby, all in accordance with generally accepted accounting principles applied on a consistent basis. None of Kelsey-Hayes and its Subsidiaries has on the Restatement Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements (or in the notes thereto) as at said date. Since January 31, 1995, there has been no material adverse change in the condition (financial or otherwise), business, operations, Property, liabilities or prospects of Kelsey-Hayes and its Subsidiaries taken as a whole from that set forth in said financial statements as at said date.

                               Credit Agreement
                               ----------------

          8.03  Litigation.  Except as disclosed in Schedule IV hereto and
                ----------
except as may be disclosed after the Restatement Date in a notice to the Agent and the Banks (but only to the extent any information so disclosed after the Restatement Date is designated as acceptable to the Banks in a notice from the Agent (upon authorization from the Banks) to Kelsey-Hayes), there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of Kelsey-Hayes) threatened against Kelsey-Hayes or any of its Domestic Subsidiaries that, if adversely determined, could, either individually or in the aggregate, have a Material Adverse Effect.

          8.04  No Breach.  None of the execution and delivery of this Agreement
                ---------
and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Kelsey-Hayes or any of its Domestic Subsidiaries is a party or by which Kelsey-Hayes or any of its Domestic Subsidiaries or any of its Property is bound or to which Kelsey-Hayes or any of its Domestic Subsidiaries is subject, or constitute a default under any such agreement or instrument.

          8.05  Action.  Each Obligor has all necessary corporate power,
                ------
authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by and constitutes, and each of the Notes and the other Basic Documents when executed and delivered by each Obligor party thereto (in the case of the Notes, for value) will constitute, the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligors in accordance with its terms.

          8.06  Approvals.  No authorizations, approvals or consents of, and no
                ---------
filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

          8.07  Use of Credit.  No Obligor is engaged principally, or as one of
                -------------
its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock. Not more than 25% of the value of the Properties of the Obligors subject to the provisions of Section 9.05 and/or 9.06 hereof is represented by Properties constituting Margin Stock.

                               Credit Agreement
                               ----------------

          8.08  ERISA.  Except as disclosed in Schedule VII hereto and as may be
                -----
disclosed after the Restatement Date in a notice to the Agent and the Banks (but only to the extent any information so disclosed is designated as acceptable to the Banks in a notice from the Agent (upon authorization from the Banks) to Kelsey-Hayes), each Plan, and, to the knowledge of Kelsey-Hayes, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which Kelsey-Hayes would be under an obligation to furnish a report to the Banks under Section 9.01(i) hereof that could reasonably be expected to have a Material Adverse Effect.

          8.09  Taxes.  K-H, Kelsey-Hayes and the Subsidiaries of Kelsey-Hayes
                -----
are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which Varity is the "common parent" (within the meaning of Section 1504 of the Code) of such group. Except for the Tax Sharing Agreement and the Kelsey-Hayes Tax Sharing Agreement, there is no tax sharing, tax allocation or similar agreement currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal or state income or other taxes) are allocated among the members of the group. Kelsey-Hayes and its Subsidiaries have filed (either directly, or indirectly through Varity) all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through Varity) all taxes due pursuant to such returns or pursuant to any assessment received by any member of such affiliated group, except for any such tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP. The charges, accruals and reserves on the books of Kelsey-Hayes and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Kelsey-Hayes, adequate. Except as disclosed in Schedule VI hereto and as may be disclosed after the Restatement Date in a notice to the Agent and the Banks (but only to the extent any information so disclosed is designated as acceptable to the Banks in a notice from the Agent (upon authorization from the Banks) to Kelsey-Hayes), no member of such affiliated group has given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          8.10  Investment Company Act.  No Obligor is an "investment company",
                ----------------------
or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11  Public Utility Holding Company Act.  No Obligor is a "holding
                ----------------------------------
company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  Material Agreements and Liens.
                -----------------------------

                               Credit Agreement
                               ----------------

          (a) Part A of Schedule I hereto is a complete and correct list, as of the Restatement Date, each credit agreement, loan agreement, indenture, securities purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, Kelsey-Hayes or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 (or, in the case of any Foreign Subsidiary, $1,000,000), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the Restatement Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 and covering any Property of Kelsey-Hayes or any of its Domestic Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          8.13  Environmental Matters.  Except as set forth on Schedule II
                ---------------------
hereto, each of Kelsey-Hayes and its Subsidiaries has obtained all permits, licenses and other authorizations, or has applied for and is authorized to conduct its business pending receipt of such permit, license or other authorization, required under all applicable Environmental Laws currently in effect to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization could not, either individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule II hereto, each of such permits, licenses and authorizations is in full force and effect, and each of Kelsey-Hayes and its Subsidiaries is in compliance with the terms and conditions thereof and is in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law currently in effect or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith could not, either individually or in the aggregate, have a Material Adverse Effect. In addition, except as set forth on Schedule II hereto, no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is (to the knowledge of Kelsey-Hayes) pending or threatened by any governmental or other entity with respect to any alleged failure by Kelsey-Hayes or any of its Subsidiaries to have any permit, license or other authorization required under any applicable Environmental Law currently in effect in connection with the conduct of the business of Kelsey-Hayes or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by Kelsey-Hayes or any of its Subsidiaries, except to the extent any of the matters referred to in this sentence could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There have been no environmental investigations,

                               Credit Agreement
                               ----------------
studies, audits, tests, reviews or other analyses conducted by or that are in the possession of Kelsey-Hayes or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by Kelsey-Hayes or any of its Subsidiaries which, to the extent any such investigation, study, audit, test, review or other analysis has revealed a circumstance or condition that could reasonably be expected to have a Material Adverse Effect, have not been made available to the Banks.

          8.14  Capitalization.
                --------------

          (a) The authorized capital stock of MF Delaware consists, on the Restatement Date, of an aggregate of 1,000 shares of common stock, par value $1.00 per share, of which 777 shares are duly and validly issued and outstanding, each of which shares will be fully paid and nonassessable. As of the Restatement Date, all of such issued and outstanding shares of common stock are owned beneficially and of record by Varity. As of the Restatement Date, (i) there are no outstanding Equity Rights with respect to MF Delaware, (ii) there are no outstanding obligations of MF Delaware or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of MF Delaware and (iii) there are no outstanding obligations of MF Delaware or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, to the extent the amount of such payments is calculated with reference to the fair market value or equity value of MF Delaware or any of its Subsidiaries.

          (b) The authorized capital stock of K-H consists, on the Restatement Date, of an aggregate of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are duly and validly issued and outstanding, each of which shares are fully paid and nonassessable. As of the Restatement Date, all of such issued and outstanding shares of common stock are owned beneficially and of record by MF Delaware. As of the Restatement Date, (i) there are no outstanding Equity Rights with respect to K-H, (ii) there are no outstanding obligations of K-H or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of K-H and (iii) there are no outstanding obligations of K-H or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, to the extent the amount of such payments is calculated with reference to the fair market value or equity value of K-H or any of its Subsidiaries.

          (c) The authorized capital stock of Kelsey-Hayes consists, on the Restatement Date, of an aggregate of 2,000 shares consisting of (i) 1000 shares of common stock, par value $0.01 per share, of which 500 shares are duly and validly issued and outstanding, each of which shares are fully paid and nonassessable, and (ii) 1000 shares of Kelsey-Hayes Preferred Stock, par value $0.01 per share, of which 144 shares are duly and validly issued and outstanding, each of which shares are fully paid and nonassessable. As of the Restatement Date, all of such issued and outstanding shares of common stock are owned beneficially and of record by K-H and all of such issued and outstanding shares of Kelsey-Hayes Preferred Stock are owned beneficially and of

                               Credit Agreement
                               ----------------
record by Varity. As of the Restatement Date, (i) there are no outstanding Equity Rights with respect to Kelsey-Hayes, (ii) there are no outstanding obligations of Kelsey-Hayes or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of Kelsey-Hayes and (iii) there are no outstanding obligations of Kelsey-Hayes or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, to the extent the amount of such payments is calculated with reference to the fair market value or equity value of Kelsey-Hayes or any of its Subsidiaries.

          8.15  Subsidiaries, Etc.
                -----------------

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the Restatement Date, of all of the Subsidiaries of Kelsey-Hayes, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) whether such Subsidiary is a Domestic Subsidiary. Except as disclosed in Part A of Schedule III hereto, as of the Restatement Date, (x) each of Kelsey-Hayes and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the Restatement Date, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto) heldby Kelsey-Hayes or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, as of the Restatement Date, each of Kelsey-Hayes and its Subsidiaries owns, free and clear of all Liens, all such Investments.

          (c)  [Intentionally Omitted.]

          8.16  Title to Assets.  Each of Kelsey-Hayes and its Subsidiaries owns
                ---------------
and has on the Restatement Date good and marketable title (subject only to Liens permitted by Section 9.06 hereof) to the Properties shown to be owned in the most recent financial statements referred to in Section 8.02 hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each of Kelsey-Hayes and its Subsidiaries owns and has on the Restatement Date good and marketable title to, and enjoys on the Restatement Date peaceful and undisturbed possession of all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of

                               Credit Agreement
                               ----------------
their businesses, except for Properties duly and validly held under leases none of which leases contains any unusual or burdensome provision that, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          8.17  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of any Obligor to the Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not, as of the Restatement Date, contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the Restatement Date by any Obligor to the Agent and the Banks in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. To the knowledge of Kelsey-Hayes, there is no fact peculiar to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

          Section 9.  Covenants of Kelsey-Hayes.  Kelsey-Hayes covenants and
                      -------------------------
agrees with the Banks and the Agent that, so long as any Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by Kelsey-Hayes hereunder:

          9.01 Financial Statements; Information; Etc. Kelsey-Hayes shall
               ---------------------------------------
deliver to each of the Banks:

          (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Kelsey-Hayes, consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows of Kelsey-Hayes and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of Kelsey-Hayes and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year (it being understood that the balance sheets may be compared with the figures for the end of the preceding year), accompanied by a certificate of a Senior Financial Officer, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Kelsey-Hayes and its Subsidiaries, and said consolidating financial statements present fairly , in all material respects, the respective individual unconsolidated financial position and

                               Credit Agreement
                               ----------------
     results of operations of Kelsey-Hayes and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of Kelsey-Hayes, consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows of Kelsey-Hayes and its Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of Kelsey-Hayes and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of Kelsey-Hayes, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of Kelsey-Hayes and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default insofar as it may relate to accounting matters, and (ii) in the case of said consolidating statements and balance sheets, by a certificate of a Senior Financial Officer, which certificate shall state that said consolidating financial statements present fairly, in all material respects, the respective individual unconsolidated financial condition and results of operations of Kelsey-Hayes and of each of its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c)  [Intentionally Omitted];

          (d)  [Intentionally Omitted];

          (e) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Varity, consolidated statements of operations, changes in stockholder's equity and cash flows of Varity and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of Varity and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year (or, if Varity shall then be subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, a copy of the report of Varity required to be filed on Form 10-Q with respect to such quarterly fiscal period), accompanied by a certificate of a senior financial officer of Varity, which certificate shall state that said financial

                               Credit Agreement
                               ----------------
     statements (or the financial statements included in such Form 10-Q) present fairly the consolidated financial condition and results of operations of Varity and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (f) as soon as available and in any event within 90 days after the end of each fiscal year of Varity, consolidated statements of operations, changes in stockholder's equity and cash flows of Varity and its Subsidiaries for such fiscal year and the related consolidated balance sheet of Varity and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year (or, if Varity shall then be subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended, a copy of the report of Varity required to be filed on Form 10-K with respect to such fiscal year), accompanied by a certificate of a senior financial officer of Varity, which certificate shall state that said financial statements (or the financial statements included in such Form 10-K) present fairly the consolidated financial condition and results of operations of Varity and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (g) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which any Obligor shall have filed with the SEC or any national securities exchange;

          (h) promptly upon the mailing thereof to the shareholders of Varity generally, copies of all financial statements, reports and proxy statements so mailed;

          (i) as soon as possible, and in any event within 30 days after Kelsey-Hayes knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a Senior Financial Officer setting forth details respecting such event or condition and the action, if any, that Kelsey-Hayes or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Kelsey-Hayes or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of

                               Credit Agreement
                               ----------------

          ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Kelsey-Hayes or an ERISA Affiliate toterminate any Plan;

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Kelsey-Hayes or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by Kelsey-Hayes or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Kelsey-Hayes or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Kelsey-Hayes or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi) the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Kelsey-Hayes or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (j) as soon as available and in any event within 20 days after the end of each calendar month (or, if the end of such calendar month is the last day of the fiscal year of Kelsey-Hayes, within 30 days after the end of such calendar month), a Borrowing Base Certificate as at the last day of such calendar month;

          (k) as soon as available and in any event no later than the date 60 days after the first day of each fiscal year of Kelsey-Hayes, a budget for Kelsey-Hayes and its Subsidiaries for such fiscal year (prepared on a quarterly basis) together with the business outlook for Kelsey-Hayes and its Subsidiaries for such fiscal year and the next succeeding

                               Credit Agreement
                               ----------------
     fiscal year;

          (l) periodically at the request of the Agent or the Majority Banks (but, unless an Event of Default shall have occurred and be continuing, no more frequently than once during any fiscal quarter of Kelsey-Hayes), a report of an independent auditor satisfactory to the Majority Banks (which may be, or be affiliated with, one of the Banks) with respect to the Receivables and Inventory components included in the Borrowing Base as at the end of any monthly accounting period which report shall indicate that, based upon a review by such auditors of the Receivables (including, without limitation, verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of Kelsey-Hayes and its Subsidiaries) and Inventory (including, without limitation, verification as to the value, location and respective types), the information set forth in the Borrowing Base Certificate delivered by Kelsey-Hayes as at the end of such accounting period is accurate and complete in all material respects;

          (m)  [Intentionally Omitted];

          (n) promptly after Kelsey-Hayes knows or has reason to believe that any Default has occurred, a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Kelsey-Hayes has taken or proposes to take with respect thereto; and

          (o) from time to time such other information regarding the financial condition, operations, business or prospects of Kelsey-Hayes or any of its Subsidiaries as any Bank or the Agent may reasonably request.

Kelsey-Hayes will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Senior Financial Officer (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Kelsey-Hayes has taken or proposes to take with respect thereto), (ii) setting forth in reasonable detail the computations necessary to determine whether Kelsey-Hayes is in compliance with Section 9.10 hereof as of the end of the respective quarterly fiscal period or fiscal year and (iii) setting forth in reasonable detail an analysis of the variance between the consolidated and consolidating figures contained in said financial statements and the corresponding figures with respect to the corresponding period contained in the budget most recently delivered pursuant to Section 9.01(k) hereof.

          9.02  Litigation.  Kelsey-Hayes will promptly give to each Bank notice
                ----------
of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings,

                               Credit Agreement
                               ----------------
affecting Kelsey-Hayes or any of its Subsidiaries, except proceedings which, if adversely determined, could not, either individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, Kelsey-Hayes will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, Kelsey-Hayes or any of its Subsidiaries and notice of any alleged violation of or non-compliance by Kelsey-Hayes or any of its Subsidiaries with any applicable Environmental Law then in effect or any permit, license or authorization required under any such Environmental Law, other than any Environmental Claim or alleged violation that, if adversely determined, and any such non-compliance that, could not, either individually or in the aggregate, have a Material Adverse Effect.

          9.03  Existence, Etc.  Kelsey-Hayes will, and will cause each of its
                --------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                                  --------
     Section 9.03 shall prohibit any transaction expressly permitted by Section
     9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could, either individually or in the aggregate, have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (f) permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

          9.04  Insurance.  Kelsey-Hayes will, and will cause each of its
                ---------
Subsidiaries to,

                               Credit Agreement
                               ----------------
maintain insurance against such risks and in such amounts as is consistent with the insurance maintained by them on the Restatement Date. In addition, Kelsey-Hayes will, and will cause each of its Subsidiaries to, maintain such insurance as may be required by law, such insurance as is customarily maintained by companies similarly situated.

          9.05  Prohibition of Fundamental Changes.
                ----------------------------------

          (a) Kelsey-Hayes will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) Kelsey-Hayes will not, and will not permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person.

          (c) Kelsey-Hayes will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, all or any substantial part of its Property, whether now owned or hereafter acquired.

          (d) Notwithstanding the foregoing paragraphs of this Section 9.05, so long as no Default shall have occurred and be continuing or would result therefrom:

               (i) any Subsidiary of Kelsey-Hayes may be merged or consolidated with or into Kelsey-Hayes (if Kelsey-Hayes shall be the continuing or surviving corporation) or any other Subsidiary of Kelsey-Hayes; provided that if any such transaction shall be between a Subsidiary of
          --------
          Kelsey-Hayes and a Wholly Owned Subsidiary of Kelsey-Hayes, such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

               (ii) Kelsey-Hayes or any of its Subsidiaries may purchase inventory and other Property to be sold or used in the ordinary course of business and make Consolidated Capital Expenditures;

               (iii) any Subsidiary of Kelsey-Hayes may convey, sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to Kelsey-Hayes or a Wholly Owned Subsidiary of Kelsey-Hayes (and Kelsey-Hayes or such Wholly Owned Subsidiary may acquire such Property);

               (iv) in addition to any conveyance, sale, lease, transfer or other disposition permitted under clauses (iii), (v) and (vii) of this
          Section 9.05(d), Kelsey-Hayes or any of its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of any Property (a "Disposition"); provided the proceeds of any such Disposition
           -----------    --------

                               Credit Agreement
                               ----------------

          (herein, the "Current Disposition"), together with the proceeds of all
                        -------------------
          prior Dispositions since the Restatement Date, shall not exceed an aggregate amount equal to 5% of Consolidated Total Assets as set out in the most recent financial statements of Kelsey-Hayes and its Subsidiaries delivered pursuant to Section 9.01(a) or (b) hereof prior to the Current Disposition;

               (v) Kelsey-Hayes or any of its Subsidiaries may (x) convey, sell, lease, transfer or otherwise dispose of tools and equipment no longer used or useful in its business and (y) sell inventory in the ordinary course of business;

               (vi) in addition to any acquisition permitted under clause (ii) of this Section 9.05(d), Kelsey-Hayes and its Subsidiaries may acquire any business or Property from, or make Investments in, or be a party to any acquisition of, any Person (a "Consolidated Investment");
                                                -----------------------
          provided the maximum consideration expended by Kelsey-Hayes and its Subsidiaries in respect of any such Consolidated Investment (herein, the "Current Consolidated Investment"), together with the
               -------------------------------
          consideration expended in respect of all prior Consolidated Investments since the Restatement Date, shall not exceed an aggregate amount equal to 15% of Consolidated Total Assets as set out in the most recent financial statements of Kelsey-Hayes and its Subsidiaries delivered pursuant to Section 9.01(a) and (b) hereof prior to making the Current Consolidated Investment; and

               (vii) Kelsey-Hayes may sell certain equipment pursuant to a sale-leaseback transaction with Bell Atlantic TriCon Leasing Corporation on terms and conditions heretofore disclosed in a letter from Kelsey-Hayes to the Agent (a copy of which has heretofore been delivered to the Banks).

          9.06  Limitation on Liens.  Kelsey-Hayes will not, and will not permit
                -------------------
any of its Domestic Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to Section 11.11 hereof;

          (b) Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto (excluding, however, following the Restatement Date, Liens securing Indebtedness to be repaid with the proceeds of the Loans to be made on such date, as indicated on said Schedule I);

          (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Kelsey-Hayes or any

                               Credit Agreement
                               ----------------
     affected Subsidiary, as the case may be, in accordance with GAAP;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business with respect to which the obligation secured by any such Lien is not overdue for a period of more than 30 days or which obligation is being contested in good faith and by appropriate proceedings, and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred, and statutory or contractual bankers' Liens on monies held in bank accounts, in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of Kelsey-Hayes or any of its Subsidiaries;

          (h) Liens on Property of any corporation which becomes a Domestic Subsidiary of Kelsey-Hayes after the Restatement Date; provided that such
                                                            --------
     Liens are in existence at the time such corporation becomes a Domestic Subsidiary of Kelsey-Hayes and were not created in anticipation thereof;

          (i) Liens upon real and/or tangible personal Property acquired after the Restatement Date (by purchase, construction or otherwise) by Kelsey-Hayes or any of its Domestic Subsidiaries, each of which Liens either existed on such Property before the time of its acquisition and was not created in anticipation thereof or was created solely for the purpose of securing Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of such Property; provided that (i) no
                                                            --------
     such Lien shall extend to or cover any Property of Kelsey-Hayes or such Domestic Subsidiary other than the Property so acquired and improvements thereon and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed 80% of the lesser of (x) the fair market value (as determined in good faith by a Senior Financial Officer) of such Property and (y) the cost of such Property, in each case, at the time such Property was acquired (by purchase, construction or otherwise);

                               Credit Agreement
                               ----------------

          (j) additional Liens upon real and/or personal Property; provided that
                                                                   --------
     the aggregate amount of Indebtedness secured by Liens incurred pursuant to this paragraph (j) shall not exceed $1,000,000 at any one time outstanding; and

          (k) any extension, renewal or replacement of the foregoing; provided
                                                                      --------
     that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or Property (other than a substitution of like Property).

          9.07  [Intentionally Omitted]

          9.08  [Intentionally Omitted]

          9.09  [Intentionally Omitted]

          9.10  Financial Covenants.
                -------------------

          (a)  Consolidated Leverage Ratio.  Kelsey-Hayes will not permit the
               ---------------------------
     Consolidated Leverage Ratio to exceed .50 to 1.

          (b) Consolidated Interest Coverage Ratio. Kelsey-Hayes will not permit
              ------------------------------------
     the Consolidated Interest Coverage Ratio for (i) the period of two consecutive fiscal quarters of Kelsey-Hayes ending on July 31, 1993 to be less than 3.00 to 1, (ii) the period of three consecutive fiscal quarters of Kelsey-Hayes ending on October 31, 1993 to be less than 3.00 to 1 and
     (iii) any period of four consecutive fiscal quarters of Kelsey-Hayes ending after October 31, 1993 to be less than 3.00 to 1.

          (c)  Consolidated Adjusted Net Worth.  Kelsey-Hayes will not at any
               -------------------------------
     time permit Consolidated Adjusted Net Worth to be less than $425,000,000 plus 25% of the consolidated net income of Kelsey-Hayes and its
     ----
     Subsidiaries for each fiscal quarter of Kelsey-Hayes from and including the fiscal quarter ending on April 30, 1995 to and including the fiscal quarter ending on or most recently ended prior to such time (for which purpose a consolidated net loss shall be deemed to be consolidated net income of zero).

          9.11  [Intentionally Omitted]

          9.12  Lines of Business.  Kelsey-Hayes will not, and will not permit
                -----------------
any of its Subsidiaries to, engage to any significant extent in any line or lines of business activity other than the business of manufacturing, distributing and selling automotive brake and control systems and components and related products.

          9.13  Transactions with Affiliates.  Except as expressly permitted by
                ----------------------------
this

                               Credit Agreement
                               ----------------

Agreement, Kelsey-Hayes will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a)  make any Investment in an Affiliate of Kelsey-Hayes;

          (b) transfer, sell, lease, assign or otherwise dispose of any Property to any such Affiliate;

          (c) merge into or consolidate with or purchase or acquire Property from any such Affiliate; or

          (d) enter into any other transaction directly or indirectly with or for the benefit of any such Affiliate (including, without limitation, Guarantees and assumptions of obligations of any such Affiliate);

provided that:
--------

          (i) any Affiliate of Kelsey-Hayes who is an individual may serve as a director, officer or employee of Kelsey-Hayes or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity;

          (ii) Kelsey-Hayes and its Subsidiaries may enter into transactions (other than Investments by Kelsey-Hayes or any of its Subsidiaries in any Affiliate of Kelsey-Hayes) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Kelsey-Hayes and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate of Kelsey-Hayes;

          (iii)  [Intentionally Omitted];

          (iv) Kelsey-Hayes may make Investments to the extent permitted by
     Section 9.05 hereof;

          (v) Kelsey-Hayes may, to the extent not otherwise prohibited hereby or by the other Basic Documents, effect the transactions expressly contemplated by the Reorganization Agreement, the Tax Sharing Agreement, the Compensation Claims Payment Guarantee, the Headquarters Sublease, the Assignment Agreements, the Deeds, the Kelsey-Hayes Management Services Agreement, the Kelsey-Hayes Tax Sharing Agreement and the Distributorship Agreement; and

                               Credit Agreement
                               ----------------

          (vi)  Kelsey-Hayes may pay Management Fees.

          Without limiting the generality of the foregoing, Kelsey-Hayes will not, and will not permit any of its Subsidiaries, to enter into any tax sharing or similar arrangement (other than the Tax Sharing Agreement and the Kelsey-Hayes Tax Sharing Agreement) with Varity or any other Subsidiary of Varity.

          9.14  Use of Proceeds.  Kelsey-Hayes will use the proceeds of the
                ---------------
    Loans hereunder solely for general corporate purposes (in each case, in compliance with all applicable legal and regulatory requirements); provided
                                                                       --------
    that neither the Agent, nor the Co-Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          9.15  [Intentionally Omitted]

          9.16  [Intentionally Omitted]

          9.17  [Intentionally Omitted]

          Section 10. Events of Default. If one or more of the following events
                      -----------------
     (herein called "Events of Default") shall occur and be continuing:
                     -----------------

          (a) Kelsey-Hayes shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of any Loan or any Reimbursement Obligation; or Kelsey-Hayes shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Basic Document and such default shall continue unremedied for at least three Business Days; or

          (b) One or more of Kelsey-Hayes and its Subsidiaries shall default in the payment when due of any principal of or interest on any of its Indebtedness aggregating $2,500,000 or more (other than the Indebtedness referred to in paragraph (a) above), or in the payment when due of any amount under any Interest Rate Protection Agreement providing for termination or liquidation payments exceeding $2,500,000; or one or more of Varity and its Subsidiaries (other than Kelsey-Hayes and its Subsidiaries) shall default in the payment when due of any principal of or interest on any of its Indebtedness under any note, agreement, indenture or other document evidencing or relating to Indebtedness of $10,000,000 or more or under one or more notes, agreements, indentures or other documents evidencing or relating to Indebtedness aggregating $20,000,000 or more, or in the payment when due of any amount under any Interest Rate Protection Agreement providing for termination or liquidation payments exceeding $10,000,000; or any event

                               Credit Agreement
                               ----------------
     specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Interest Rate Protection Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement, to permit termination or liquidation payments under any such Interest Rate Protection Agreement to become due; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Kelsey-Hayes shall default in the performance of any of its obligations under any of Sections 9.01(i), 9.01(n) (insofar as any notice required to be delivered under said Section relates to a Default that is also an Event of Default), 9.05, 9.06, 9.10, 9.12 or 9.14 hereof; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default (if remediable) shall continue unremedied for a period of 30 days after notice thereof to Kelsey-Hayes by the Agent or any Bank (through the Agent); or

          (e) Any Obligor or any Varity Specified Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Obligor or any Varity Specified Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) take any action under the laws of its jurisdiction of organization analogous to any of the foregoing; or

                               Credit Agreement
                               ----------------

          (g) A proceeding or case shall be commenced, without the application or consent of any Obligor or any Varity Specified Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Obligor or Varity Specified Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of such Obligor or Varity Specified Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing (other than an order for relief in an involuntary case under the Bankruptcy Code) shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Obligor or any Varity Specified Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or any analogous order against any Obligor or any Varity Specified Subsidiary shall be entered under the laws of its jurisdiction of organization; or

          (h) A final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $5,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against one or more of Kelsey -Hayes and its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the relevant Persons against whom such judgment or judgments shall have been rendered shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or a final judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against one or more of the Obligors and/or Varity Specified Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the relevant Persons against whom such judgment or judgments shall have been rendered shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(i) hereof shall occur or exist

                               Credit Agreement
                               ----------------
     with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Kelsey-Hayes or any ERISA Affiliate shall incur or in the opinion of the Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which, in the determination of the Majority Banks, could reasonably be expected to have a Material Adverse Effect of the type referred to in clause (b), (c),
     (d) or (e) of the definition of Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against Kelsey-Hayes or any of its Subsidiaries of (or there shall have been asserted against Kelsey-Hayes or any of its Subsidiaries) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by Kelsey-Hayes or any of its Subsidiaries or Affiliates, or any predecessor in interest of Kelsey-Hayes or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by Kelsey-Hayes or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by Kelsey-Hayes or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons liable therefor) are reasonably likely to be determined adversely to Kelsey-Hayes or any of its Subsidiaries, and the amount thereof is, either individually or in the aggregate, reasonably likely to have a Material Adverse Effect of the type referred to in clause (b), (c), (d) or (e) of the definition of Material Adverse Effect; or

          (k) Varity shall fail to own, beneficially and of record (free and clear of all Liens and other encumbrances), and control all of the issued and outstanding capital stock of MF Delaware; or MF Delaware shall fail to own, beneficially and of record (free and clear of all Liens and other encumbrances), and control all of the issued and outstanding capital stock of K-H; or K-H shall fail to own, beneficially and of record (free and clear of all Liens and other encumbrances), and control all of the issued and outstanding capital stock of Kelsey-Hayes;

THEREUPON: (1) in the case of an Event of Default other than one referred to in paragraph (f) or (g) of this Section 10 with respect to any Obligor, (A) the Agent may and, upon request of Majority Banks, shall, by notice to Kelsey-Hayes, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon request of Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans and Reimbursement Obligations, shall, by notice to the Company declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any

                               Credit Agreement
                               ----------------
kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in paragraph (f) or
(g) of this Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Kelsey-Hayes.

          In addition, if the Agent (or the Majority Banks through the Agent) so requests by notice to Kelsey-Hayes upon or following a declaration by the Agent pursuant to the preceding paragraph that the principal amount then outstanding of, and accrued interest on, the Loans and Reimbursement Obligations and all other amounts payable by Kelsey-Hayes hereunder and under the Notes have become due and payable, Kelsey-Hayes shall (and, in the case of any Event of Default referred to in paragraph (f) or (g) of this Section 10 with respect to Kelsey-Hayes, forthwith, without any demand or the taking of any other action by the Agent or such Banks) provide cover for the Letter of Credit Liabilities by paying to the Agent immediately available funds in an amount equal to the then aggregate undrawn amount of all Letters of Credit, which funds shall be held by the Agent in the Collateral Account subject to and in accordance with Section
11.11 hereof.

          Notwithstanding anything else in this Agreement to the contrary, but only so long as no Default (other than a Default or Event of Default described in clause (b) below) shall have occurred and be continuing or would result therefrom, (a) nothing in this Agreement shall prohibit Kelsey-Hayes or any of its Subsidiaries from (i) paying dividends or other distributions on its capital stock to K-H, (ii) paying interest on or principal of any Indebtedness owing to Varity or any of its Subsidiaries (other than Kelsey-Hayes and its Subsidiaries), (iii) making loans or advances to Varity or any of its Subsidiaries (other than Kelsey-Hayes and its Subsidiaries) or (iv) transferring any of its Properties to Varity or any of its Subsidiaries (other than Kelsey-Hayes and its Subsidiaries) and (b) no such payment, loan, advance or transfer shall constitute a Default, or an Event of Default resulting from such a Default, by Kelsey-Hayes in the performance of its obligations under any of Sections 9.05(a) and 9.05(c) hereof; provided that this paragraph shall not preclude any such transaction from resulting in a Default under any other Section of this Agreement.

          Section 11.  The Agent.
                       ----------

          11.01  Appointment, Powers and Immunities.  Each Bank hereby
                 ----------------------------------
irrevocably (subject to Section 11.08 hereof) appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers

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                               ----------------
as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by Kelsey-Hayes or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document except to the extent expressly instructed by the majority Banks with respect to the Varity Guarantee; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of Kelsey-Hayes to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02  Reliance by Agent.  The Agent shall be entitled to rely upon
                 -----------------
any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Banks or, if provided herein, in accordance with the instructions given by all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          11.03  Defaults.  The Agent shall not be deemed to have knowledge or
                 --------
notice of the occurrence of a Default unless the Agent has received notice from a Bank, Kelsey-Hayes or Varity specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment).

                               Credit Agreement
                               ----------------

The Agent shall (subject to Sections 11.01, 11.07 and 12.04 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions,
--------
the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          11.04  Rights as a Bank.  With respect to its Commitments and the
                 ----------------
Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its affiliates may accept fees and other consideration from the Obligors (and any of their Subsidiaries or Affiliates) for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          11.05  Indemnification.  The Banks agree to indemnify the Agent and
                 ---------------
the Co-Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of Kelsey-Hayes under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans and Reimbursement Obligations held by the Banks (or, if no Loans or Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against (including by any Bank) the Agent or the Co-Agent, as the case may be, arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Kelsey-Hayes is obligated to pay under Section 12.03 hereof, but excluding, in the case of the Agent, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank
                                                        --------
shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06  Non-Reliance on Agent and Other Banks.  Each Bank agrees that
                 -------------------------------------
it has, independently and without reliance on the Agent, the Co-Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of

                               Credit Agreement
                               ----------------

Kelsey-Hayes and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Co-Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Agent nor the Co-Agent shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of Kelsey-Hayes or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, neither the Agent nor the Co-Agent shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Kelsey-Hayes or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Agent, the Co-Agent or any of their respective affiliates.

          11.07  Failure to Act.  Except for action expressly required of the
                 --------------
Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08  Resignation or Removal of Agent.  Subject to the appointment
                 -------------------------------
and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and Kelsey-Hayes, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank which has an office in New York, New York and which has a combined capital and surplus of at least $300,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          11.09  Consents under Basic Documents.  Except as otherwise provided
                 ------------------------------
in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Banks (but not otherwise), consent to any modification, supplement or waiver under any

                               Credit Agreement
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
of the Basic Documents, provided that, without the consent of each Bank, the
                        --------
Agent shall not (except as otherwise provided herein or in the Varity Guarantee) release Varity from any of its obligations under the Varity Guarantee.

          11.10  Co-Agent.  The Co-Agent shall not have any rights or
                 --------
obligations under this Agreement except in its capacity as a "Bank" hereunder.

          11.11  Letter of Credit Collateral Account.
                 -----------------------------------

          (a)  In the event that Kelsey-Hayes shall be required pursuant to
Section 2.11(b) hereof or the penultimate paragraph of Section 10 hereof to provide cover for Letter of Credit Liabilities, the Agent will establish with Chase a separate cash collateral account (the "Collateral Account") in the name
                                               ------------------
and under the control of the Agent into which there shall be deposited from time to time certain amounts required or contemplated to be paid to the Agent as provided in Section 2.11(b) hereof and the penultimate paragraph of Section 10 hereof or otherwise.

          (b) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of its obligations hereunder, Kelsey-Hayes hereby pledges and grant to the Agent, for the benefit of the Banks and the Agent as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (and the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any obligations hereunder until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 11.11.

          (c) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Permitted Investments as Kelsey-Hayes shall specify to the Agent from time to time (provided that the approval of the Agent shall be required for investments and reinvestments to be made during any period while an Event of Default has occurred and is continuing), which investments and reinvestments shall be held in the Collateral Account in the name and be under the control of the Agent.

          (d) At any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Majority Banks, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and credit the proceeds thereof to the Collateral Account and apply or cause to be applied such proceeds and any other balances in the Collateral Account to the payment of the obligations of Kelsey-Hayes in respect of the Letters of Credit and thereafter to the other obligations of Kelsey-Hayes hereunder and under the Notes.

                               Credit Agreement
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

          (e) On any date on which the aggregate amount of funds standing to the credit of the Collateral Account as cover for Letter of Credit Liabilities exceeds the sum of the aggregate principal amount of all Loans plus the aggregate amount of Letter of Credit Liabilities, the Agent shall promptly deliver to Kelsey-Hayes, against receipt but without any recourse, warranty or representation whatsoever, a portion of the balance in the Collateral Account equal to such excess.

          (f) Kelsey-Hayes shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent's administration of the Collateral Account and investments and reinvestments of funds therein.

          Section 12.  Miscellaneous.
                       -------------

          12.01  Waiver; Independence of Covenants.  No failure on the part of
                 ---------------------------------
the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. Each covenant contained herein, except as otherwise expressly provided herein, shall be given independent effect. Without limiting the foregoing, the fact that any covenant contained herein permits an action to be taken or a condition to exist does not, except as otherwise expressly provided herein, preclude such action or condition from being a Default under any other covenant contained herein that prohibits, either directly or indirectly, such action or condition.

          12.02  Notices.  All notices, requests and other communications
                 -------
provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03  Expenses, Etc.  Kelsey-Hayes agrees to pay or reimburse each of
                 -------------
the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Banks), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extensions of credit hereunder and (ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all costs and expenses of each Bank

                               Credit Agreement
                               ----------------
and the Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or collection proceedings resulting from any Default, (ii) the enforcement of this Section 12.03 or (iii) the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of any Obligor under any of the Basic Documents (it being agreed, in the case of this clause (iii), that Kelsey-Hayes shall not be responsible for the fees and expenses of more than one counsel unless in such restructuring or "work-out" there are issues of local law or the Banks and the Agent shall have materially different interests, provided that such counsel shall be satisfactory to each Bank and the Agent in the exercise of its reasonable judgment); and (c) all transfer, mortgage, mortgage recording, intangibles, documentary, stamp or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein.

          Kelsey-Hayes hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees, attorneys, advisors and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Bank, whether or not the Agent or any Bank is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents or the extensions of credit hereunder or any actual or proposed use by Kelsey-Hayes or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder or the failure of any representation or warranty made in Section 8.04 hereof to be true in any material respect, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or by reason of the failure of the Agent or any Bank to make any payment required to be made by it under this Agreement or by reason of any actual conflict of interest arising with respect to its other customers), and each Obligor party hereto hereby agrees not to assert any claim against the Agent, any Bank, any of their affiliates or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document. Without limiting the generality of the foregoing, Kelsey-Hayes will indemnify the Agent and each Bank from, and hold the Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful

                               Credit Agreement
                               ----------------
misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of Kelsey-Hayes or any of its Subsidiaries (or any predecessor in interest to Kelsey-Hayes or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by Kelsey-Hayes or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility.

          12.04  Amendments, Etc.  Except as otherwise expressly provided in
                 ---------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by Kelsey-Hayes, the Agent and the Majority Banks, or by Kelsey-Hayes and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an
--------
instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks (i) increase or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder (other than any fee payable solely for account of the Agent or the Issuing
Bank), (iii) reduce the amount of any such payment of principal or Reimbursement Obligations, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder (other than any fee payable solely for account of the Agent or the Issuing Bank), (v) increase the rights or reduce the obligations of Kelsey-Hayes to prepay Loans, (vi) alter the terms of any of Sections 4.02, 4.07 and 5 hereof and this Section 12.04, (vii) modify the definition of the term "Majority Banks", or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to modify any provision hereof, or (viii) waive any of the conditions precedent set forth in Section 7 hereof; and (b) any modification of any of the rights or obligations of the Agent, the Co-Agent or the Issuing Bank hereunder shall require the consent of the Agent, the Co-Agent or the Issuing Bank (as the case may be).

          12.05  Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  Assignments and Participations.
                 ------------------------------

          (a) No Obligor party hereto may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may, at any time or from time to time, assign to one or more other Persons all or any portion of its Loans, Note, Commitment and Letter of Credit Interest (but only with the consent of, in the case of an outstanding Commitment, Kelsey-Hayes and the Agent and, in the case of a Commitment or a Letter of Credit Interest, the Issuing Bank, but otherwise

                               Credit Agreement
                               ----------------
without the consent of any thereof); provided that (i) no such consent by
                                     --------
Kelsey-Hayes or the Agent shall be required in the case of any assignment to another Bank; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) each such assignment by a Bank of any of its Loans, Note, Commitment or Letter of Credit Interest shall be made in such manner so that the same portion of such Loans, Note, Commitment and Letter of Credit Interest is assigned to the respective assignee; and (iv) no consent required to be given by Kelsey-Hayes under this paragraph shall be unreasonably withheld or delayed. Upon execution and delivery by the assignee to Kelsey-Hayes, the Agent and the Issuing Bank of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment, Loans and Letter of Credit Interest specified in such instrument, and upon consent thereto by Kelsey-Hayes, the Agent and the Issuing Bank, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of Kelsey-Hayes, the Agent and the Issuing Bank), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Loans and Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans and Letter of Credit Interest, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $3,000.

          (c) A Bank may, at any time or from time to time (but only with the consent of Kelsey-Hayes, which consent shall not be unreasonably withheld or delayed), sell or agree to sell to one or more other Persons a participation in all or any part of any Loans or Letter of Credit Interest held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant")
                                                                 -----------
shall, except as otherwise provided in Section 4.07(c) hereof, not have any rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by Kelsey-Hayes to any Bank under Section 5 hereof in respect of the Loans and Letter of Credit Interest held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest and Commitment, and as if such Bank were funding each of such Loan, Letter of Credit Interest and Commitment in the same way that it is funding the portion of such Loan, Letter of Credit Interest and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (ii) extend any date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations or any portion of any fee hereunder payable to the Participant,
(iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled

                               Credit Agreement
                               ----------------
to receive such interest or fee, (v) increase the rights or reduce the obligations of Kelsey-Hayes to prepay the related Loans or (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Bank.

          (d) In addition to the assignments and participations permitted by the foregoing provisions of this Section 12.06, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning Kelsey-Hayes or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.12(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, neither Kelsey-Hayes nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and no Bank shall assign or participate to Kelsey-Hayes or any of its Subsidiaries or Affiliates, any interest in any Commitment, Loan or Reimbursement Obligation without the prior consent of each Bank.

          12.07  Survival.  The obligations of Kelsey-Hayes under Sections 5.01,
                 --------
5.05, 5.06, 5.07 and 12.03 hereof and the obligations of the Banks under Section
11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, solely by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.08  Captions.  The table of contents and captions and section
                 --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                               Credit Agreement
                               ----------------

          12.10  Governing Law; Submission to Jurisdiction.  This Agreement and
                 -----------------------------------------
the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor party hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.11  Waiver of Jury Trial.  EACH OF THE OBLIGORS PARTY HERETO, THE
                 --------------------
AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12  Treatment of Certain Information; Confidentiality.
                 -------------------------------------------------

          (a) Kelsey-Hayes acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Kelsey-Hayes or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and Kelsey-Hayes hereby authorizes each Bank to share any information delivered to such Bank by Kelsey-Hayes and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Bank hereunder.

          (b) Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Kelsey-Hayes pursuant to this Agreement, provided that nothing
                                                           --------
herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants,
(iv) to the Agent or any other Bank (or to Chase Securities, Inc.), (v) in connection with any litigation to which any one or more of the Banks or the Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in paragraph (a) above or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit F hereto; provided, further,
--------  -------

                               Credit Agreement
                               ----------------
that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by Kelsey-Hayes. The obligations of each Bank under this Section 12.12 shall supersede and replace the obligations of such Bank under the confidentiality letter in respect of this financing signed and delivered by such Bank to Kelsey-Hayes prior to the date hereof.

          12.13  Release of Collateral.  Upon this Second Amendment and
                 ---------------------
Restatement becoming effective pursuant to Section 7.01 hereof, the Amended and Restated Guarantee and Security Agreement (as defined in the 1993 Credit Agreement, and hereinafter, the "1993 Security Agreement") and the Liens created
                                 -----------------------
thereby, will terminate and be of no further force and effect. In addition, the Banks and the Agent agree thereupon to provide promptly such releases, termination statements and other documents as Kelsey-Hayes may reasonably request in order to release the Liens of the 1993 Security Agreement and the Agent will redeliver to K-H without representation and warranty certificates representing the "Pledged Stock" (as defined in the 1993 Security Agreement).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    KELSEY-HAYES COMPANY



                                    By /s/ Frederick J. Chapman
                                       Title: Treasurer


                                    By /S/ Glenn Dong
                                       Title: Assistant Treaurer

                                    Address for Notices:

                                    Kelsey-Hayes Company
                                    11878 Hubbard Drive
                                    Livonia, Michigan  48150

                                    Attention:  Glenn Dong

                                    Telecopier No.:  313-513-4475

                                    Telephone No.:  313-513-4304

                               Credit Agreement
                               ----------------

                                     BANKS


Commitment                          THE CHASE MANHATTAN BANK
----------                          (NATIONAL ASSOCIATION),
$18,750,000                         as a Bank and as Issuing Bank



                                    By /s/ George Hansen
                                    Title: Vice President


                                    Lending Office for all Loans:

                                    The Chase Manhattan Bank
                                    (National Association)
                                    1 Chase Manhattan Plaza
                                    New York, New York  10081

                                    Address for Notices:

                                    The Chase Manhattan Bank
                                    (National Association)
                                    1 Chase Manhattan Plaza
                                    New York, New York  10081

                                    Attention:  George Hansen

                                    Telecopier No.:  212-552-1457

                                    Telephone No.:  212-552-7674

                               Credit Agreement
                               ----------------

Commitment                          THE BANK OF NOVA SCOTIA
----------
$18,750,000


                                    By /s/ A.S. Norsworthy
                                    Title: Assistant Agent

                                    Lending Office for all Loans:

                                    The Bank of Nova Scotia
                                    55 Park Place
                                    Atlanta, Georgia  30303

                                    Address for Notices:

                                    The Bank of Nova Scotia
                                    55 Park Place
                                    Atlanta, Georgia  30303

                                    Attention:  Joe Legista

                                    Telecopier No.:  404-888-8998

                                    Telephone No.:  404-877-1562

                                    with a copy to:
                                    --------------

                                    The Bank of Nova Scotia
                                    181 West Madison Street
                                    Suite 3700
                                    Chicago, Illinois  60602

                                    Attention:  David Scott
                                    Telecopier No.:  312-201-4108
                                    Telephone No.:  312-201-4116

                               Credit Agreement
                               ----------------

Commitment                          COMERICA BANK
----------
$18,750,000


                                    By /s/ Susan A. Claiborne
                                    Title: Vice President

                                    Lending Office for all Loans:

                                    Comerica Bank
                                    1 Detroit Center
                                    500 Woodward Avenue
                                    Detroit, Michigan  48226-3265

                                    Address for Notices:

                                    Comerica Bank
                                    1 Detroit Center
                                    500 Woodward Avenue
                                    Detroit, Michigan  48226-3265

                                    Attention:  Susan A. Claiborne

                                    Telecopier No.:  313-222-3776

                                    Telephone No.:  313-222-9182

                               Credit Agreement
                               ----------------

Commitment                          MARINE MIDLAND BANK
----------
$18,750,000


                                    By /s/ Hugh C. McLean
                                    Title: Vice President

                                    Lending Office for all Loans:

                                    Marine Midland Bank
                                    Regional Commercial Banking
                                    One Marine Midland Center
                                    Buffalo, New York  14203

                                    Address for Notices:

                                    Marine Midland Bank
                                    Regional Commercial Banking
                                    One Marine Midland Center
                                    Lobby Level
                                    Buffalo, New York  14203

                                    Attention:  Hugh C. McLean

                                    Telecopier No.:  716-855-0384

                                    Telephone No.:  716-841-2630

                               Credit Agreement
                               ----------------

                                     THE CHASE MANHATTAN BANK
                                       (NATIONAL ASSOCIATION),
                                       as Agent



                                     By /s/ George Hansen
                                        Title: Vice President

                                     Address for Notices to
                                       the Agent:

                                     The Chase Manhattan Bank
                                       (National Association)
                                     4 Metrotech Center
                                     13th Floor
                                     Brooklyn, New York  11245

                                     Telecopier No.:  718-242-6910

                                     Telephone No.:  718-242-7979

                                     Attention:  New York Agency

                               Credit Agreement
                               ----------------

                                     THE BANK OF NOVA SCOTIA,
                                       as Co-Agent



                                     By /s/ A.S. Norsworthy
                                        Title: Assistant Agent

                                     Address for Notices to
                                       the Co-Agent:

                                     The Bank of Nova Scotia
                                     600 Peachtree Street NE
                                     Suite 2700
                                     Atlanta, Georgia  30308

                                     Attention:  Joe Legista

                                     Telecopier No.:  404-888-8998

                                     Telephone No.:  404-877-1562

                                     with a copy to:
                                     --------------

                                     The Bank of Nova Scotia
                                     181 West Madison Street
                                     Suite 3700
                                     Chicago, Illinois  60602

                                     Attention:  David Scott
                                     Telecopier No.:  312-201-4108
                                     Telephone No.:  312-201-4116

                               Credit Agreement
                               ----------------

                                                                     EXHIBIT A-1


                           [Form of Syndicated Note]


                                PROMISSORY NOTE


$_______________                                                     May 1, 1995
                                                              New York, New York

          FOR VALUE RECEIVED, KELSEY-HAYES COMPANY, a Delaware corporation ("Kelsey-Hayes"), hereby promises to pay to __________________ (the "Bank"), for
--------------                                                       ----
account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Syndicated Loans made by the Bank to Kelsey-Hayes under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Syndicated Loan made by the Bank to Kelsey-Hayes, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the
                                                             --------
failure of the Bank to make any such recordation or endorsement shall not affect the obligations of Kelsey-Hayes to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Syndicated Loans made by the Bank.

          This Note is one of the Syndicated Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 15, 1992 amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Kelsey-Hayes, the lenders named
              ----------------
therein, The Chase Manhattan Bank (National Association), as Agent, and The Bank of Nova Scotia, as Co-Agent, and evidences Syndicated Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Syndicated Loans upon the terms

                             Revolving Credit Note
                             ---------------------
and conditions specified therein.

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                             KELSEY-HAYES COMPANY



                                             By____________________________
                                                Title:


                             Revolving Credit Note
                             ---------------------

                          SCHEDULE OF SYNDICATED LOANS

          This Note evidences Syndicated Loans made, Continued or Converted under the within-described Credit Agreement to Kelsey-Hayes, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:



                                                      Amount
   Date                                                Paid,
   Made,                                  Duration    Prepaid,
 Continued    Principal  Type                of      Continued    Unpaid
     or        Amount     of    Interest  Interest      or       Principal   Notation
 Converted     of Loan   Loan     Rate     Period    Converted    Amount     Made by
----------    ---------  ----   --------  --------   ---------   ---------   --------

                             Revolving Credit Note
                             ---------------------

                                                                     EXHIBIT A-2


                          [Form of Money Market Note]


                                PROMISSORY NOTE


                                                                     May 1, 1995
                                                              New York, New York

          FOR VALUE RECEIVED, KELSEY-HAYES COMPANY, a Delaware corporation ("Kelsey-Hayes"), hereby promises to pay to __________________ (the "Bank"), for
                                                                     ----
account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to Kelsey-Hayes under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and maturity date of each Money Market Loan made by the Bank to Kelsey-Hayes, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to
                                    --------
make any such recordation or endorsement shall not affect the obligations of Kelsey-Hayes to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Money Market Loans made by the Bank.

          This Note is one of the Money Market Notes referred to in the Second Amended and Restated Credit Agreement dated as of December 15, 1992 amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Kelsey-Hayes, the lenders named
              ----------------
therein, The Chase Manhattan Bank (National Association), as Agent, and The Bank of Nova Scotia, as Co-Agent, and evidences Money Market Loans made by the Bank thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Money Market Loans upon the terms and conditions specified therein.

                             Revolving Credit Note
                             ---------------------

          Except as permitted by Section 12.06 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                             KELSEY-HAYES COMPANY



                                             By____________________________
                                               Title:


                             Revolving Credit Note
                             ---------------------

                               SCHEDULE OF LOANS

          This Note evidences Money Market Loans made under the within-described Credit Agreement to Kelsey-Hayes, on the dates, in the principal amounts, of the Types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

              Principal  Type             Maturity    Amount      Unpaid
   Date        Amount     of    Interest  Date of     Paid or    Principal   Notation
   Made        of Loan   Loan     Rate      Loan      Prepaid     Amount     Made by
----------    ---------  ----   --------  --------   ---------   ---------   --------

                             Revolving Credit Note
                             ---------------------

                                                                       EXHIBIT B


                      [Form of Borrowing Base Certificate]

                           BORROWING BASE CERTIFICATE

                              KELSEY-HAYES COMPANY

                                 Calendar Month
                            ended __________, 199__


          Reference is made to the Second Amended and Restated Credit Agreement dated as of December 15, 1992 as amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit
                                                                ------
Agreement") between Kelsey-Hayes Company ("Kelsey-Hayes"), the Banks party
                                           ------------
thereto, The Chase Manhattan Bank (National Association), as agent for said Banks, and The Bank of Nova Scotia, as Co-Agent. Terms used herein and in the Annexes hereto but not defined herein have the respective meanings given to such terms in the Credit Agreement. This Certificate is delivered with respect to the calendar month identified above (the last day of such calendar month is hereinafter referred to as the "Specified Date").
                                --------------

          Pursuant to Section 9.01(j) of the Credit Agreement, the undersigned, a Senior Financial Officer of Kelsey-Hayes, hereby certifies that (a) Annex 1 hereto is a true and accurate calculation of the Borrowing Base as at the Specified Date, determined in accordance with the requirements of the Credit Agreement, and (b) Annex 2 hereto is a true and accurate description of the aging of all Eligible Receivables as at the Specified Date.

          All Inventory covered by this Certificate has been produced in compliance with all applicable laws, including, without limitation, the minimum wage and overtime requirements of the Fair Labor Standards Act of 1938, as amended.

          IN WITNESS WHEREOF, the undersigned, in the undersigned's capacity as _______________ of Kelsey-Hayes, has caused this Certificate to be delivered on behalf of Kelsey-Hayes this ____ day of __________, 199__.


                                                  ______________________________
                                                  Name:

                          Borrowing Base Certificate
                          --------------------------

                                                                         ANNEX 1

                              KELSEY-HAYES COMPANY

                           Borrowing Base Certificate
                                 Calendar Month
                            ended __________, 199__

RECEIVABLES

A.  Aggregate amount of all Receivables
    payable to a Principal Obligor                      $__________


B.  Aggregate amount of all Receivables
    referred to in item (A) above that do not
    constitute Eligible Receivables as a result
    of paragraphs (a) through (j) of the
    definition of Eligible Receivables                  $__________

C.  Aggregate amount of all otherwise ineligible
    Receivables included in Eligible Receivables
    as a result of the proviso to the definition of
    Eligible Receivables                                $__________

D.  Aggregate amount of all Eligible Receivables
    (item (A) minus item (B) plus item (C))             $__________
                             ----

E.  80% of item (D)                                     $__________

INVENTORY

F.  Aggregate value (valued at the lower of
    cost or market in accordance with GAAP,
    except that cost shall be determined on a
    first-in-first-out basis) of all
    Inventory                                           $__________

                     Annex 1 to Borrowing Base Certificate
                     -------------------------------------

G.  Aggregate value of all Inventory referred
    to in item (F) above that does not
    constitute Eligible Inventory as a result
    of paragraphs (a) through (f) of the definition
    of Eligible Inventory                               $__________

H.  Aggregate amount of all Eligible
    Inventory (item (F) minus item (G))                 $__________
                        -----

I.  50% of item (H)                                     $__________

COVERED AMOUNT

K.  The aggregate amount of funds
    standing to the credit of the Collateral
    Account as cover for Letter of Credit
    Liabilities on the Specified Date                   $__________

L.  The aggregate amount of Letter of Credit
    Liabilities on the Specified Date                   $__________

M.  The lesser of item (K) and item (L)                 $__________

BORROWING BASE

N.  BORROWING BASE equals the sum
    of item (E) plus item (J) plus item (M)             $__________
                ----          ----


AVAILABILITY

O.  Aggregate principal amount of Loans
    outstanding on the Specified Date                   $__________

P.  Repeat item L                                       $__________

Q.  AVAILABILITY equals item (N) minus
                                 -----
    item (O) minus item (P)                             $__________
             -----

                     Annex 1 to Borrowing Base Certificate
                     -------------------------------------

                                                                         ANNEX 2

                              KELSEY-HAYES COMPANY

                           Borrowing Base Certificate
                                 Calendar Month
                            ended __________, 199__

                     Aging Report for Eligible Receivables


Aggregate amount of all
 Eligible Receivables      Portion Current  Portion 1-30  Portion 31-60
-----------------------    ---------------  ------------  -------------

                     Annex 2 to Borrowing Base Certificate
                     -------------------------------------

                                                                     EXHIBIT C-1


               [Form of Legal Opinion of Cahill Gordon & Reindel]



                                  May 1, 1995



Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank
  (National Association),
  as Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

The Bank of Nova Scotia,
  as Co-Agent

Ladies and Gentlemen:

          We have acted as counsel to Kelsey-Hayes Company ("Kelsey-Hayes") in connection with the Second Amended and Restated Credit Agreement dated as of December 15, 1992, amended and restated as of May 1, 1995 (as so amended and restated, the "Credit Agreement") between Kelsey-Hayes, the Banks party thereto, The Chase Manhattan Bank (National Association), in its capacity as agent for said Banks (the "Agent"), and The Bank of Nova Scotia, as Co-Agent, providing for, among other things, the making of loans, and the issuance of or acquisition of interests in letters of credit, by the Banks in an aggregate principal or face amount not to exceed $75,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, we have examined:

          (i)  the Credit Agreement;

          (ii) the Notes (collectively with the document referred to in clause
     (i) above, the "Credit Documents"); and

                   Legal Opinion of Counsel to Kelsey-Hayes
                   ----------------------------------------

          (iii) such corporate records of Kelsey-Hayes and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of Kelsey-Hayes.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Kelsey-Hayes):

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each Credit Document (assuming, in the case of the Notes, execution and delivery thereof for value) constitutes the legal, valid and binding obligation of Kelsey-Hayes, enforceable against Kelsey-Hayes in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and
     (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of Kelsey-Hayes for the execution, delivery or performance by Kelsey-Hayes of the Credit Documents to which Kelsey-Hayes is a party or for any borrowings or the application for and assumption of liability in respect of any

                   Legal Opinion of Counsel to Kelsey-Hayes
                   ----------------------------------------
     letter of credit by Kelsey-Hayes under the Credit Agreement.

          3. The execution, delivery and performance by Kelsey-Hayes of, and the consummation by Kelsey-Hayes of the transactions contemplated by, the Credit Documents do not and will not (a) violate any provision of the charter or by-laws of Kelsey-Hayes, (b) violate any applicable law, rule or regulation (other than any law, rule or regulation applicable to the Banks or the Agent by virtue of the nature of their respective businesses) or (c) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any of the agreements and instruments listed in Schedule I hereto, or result in the creation or imposition of any Lien upon any Property of Kelsey-Hayes pursuant to the terms of any such agreement or instrument.

          The foregoing opinions are subject to the following comments and qualifications:

          A. The enforceability of Section 12.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, willful misconduct or unlawful conduct.

          B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section
     12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

          D. We express no opinion as to the applicability to the obligations under the Credit Documents of Kelsey-Hayes (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provisions of law relating to fraudulent conveyances, transfers or obligations.

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          At the request of our client, this opinion letter is, pursuant to
Section 7.01(c) of the

                   Legal Opinion of Counsel to Kelsey-Hayes
                   ----------------------------------------

Credit Agreement, provided to you by us in our capacity as counsel to Kelsey-Hayes and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                               Very truly yours,



                   Legal Opinion of Counsel to Kelsey-Hayes
                   ----------------------------------------

                                                            EXHIBIT C-2


           [Form of Legal Opinion of General Counsel of Kelsey-Hayes]



                                  May 1, 1995


Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank
  (National Association),
  as Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

The Bank of Nova Scotia,
  as Co-Agent

Ladies and Gentlemen:

          I am the General Counsel of Kelsey-Hayes Company ("Kelsey-Hayes"), and have acted as counsel to Kelsey-Hayes in connection with the Second Amended and Restated Credit Agreement dated as of December 15, 1992, amended and restated as of May 1, 1995 (as so amended and restated, the "Credit Agreement") between Kelsey-Hayes, the Banks party thereto, The Chase Manhattan Bank (National Association), in its capacity as agent for said Banks (the "Agent"), and The Bank of Nova Scotia, as Co-Agent, providing for, among other things, the making of loans, and the issuance of or acquisition of interests in letters of credit, by the Banks in an aggregate principal or face amount not to exceed $75,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, I have examined:

          (i)  the Credit Agreement;

          (ii) the Notes (collectively with the document referred to in clause
(i) above, the

               Legal Opinion of General Counsel of Kelsey-Hayes
               ------------------------------------------------

"Credit Documents"); and

          (iii) such corporate records of Kelsey-Hayes and such other documents as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of Kelsey-Hayes.

          In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Kelsey-Hayes):

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. Kelsey-Hayes is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. Kelsey-Hayes has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each Credit Document to which it is a party. Kelsey-Hayes has all requisite corporate power to borrow and apply for and assume liability in respect of letters of credit under the Credit Agreement.

          3. The execution, delivery and performance by Kelsey-Hayes of each Credit Document to which it is a party, and the borrowings and the application for and assumption of liability in respect of letters of credit by Kelsey-Hayes under the Credit Agreement, have been duly authorized by all necessary corporate action on the part of Kelsey-Hayes.

               Legal Opinion of General Counsel of Kelsey-Hayes
               ------------------------------------------------

          4. Each Credit Document has been duly executed and delivered by Kelsey -Hayes.

          5. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the State of Michigan or Ohio is required on the part of any Obligor for the execution, delivery or performance by such Obligor of the Credit Documents to which Kelsey-Hayes is a party or for any borrowings or the application for and assumption of liability in respect of any letter of credit by Kelsey-Hayes under the Credit Agreement.

          6. The execution, delivery and performance by Kelsey-Hayes of, and the consummation by Kelsey-Hayes of the transactions contemplated by, the Credit Documents do not and will not (a) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award of which I have knowledge (after due inquiry) applicable to Kelsey-Hayes or (b) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument known to me after due inquiry to which Kelsey-Hayes is a party or by which Kelsey-Hayes is bound or to which Kelsey-Hayes is subject, or result in the creation or imposition of any Lien upon any Property of Kelsey-Hayes pursuant to the terms of any such agreement or instrument.

          7. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against Kelsey-Hayes or any of its Properties that, if adversely determined, could have a Material Adverse Effect.

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the law of the States of Ohio and Michigan and the statutory corporate law of the State of Delaware, and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of Kelsey-Hayes, this opinion letter is, pursuant to
Section 7.01(c) of the Credit Agreement, provided to you by me in my capacity as General Counsel to Kelsey-Hayes and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                                               Very truly yours,



               Legal Opinion of General Counsel of Kelsey-Hayes
               ------------------------------------------------

                                                            EXHIBIT C-3


              [Form of Legal Opinion of General Counsel to Varity]



                                  May 1, 1995


Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank
  (National Association),
  as Agent for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

The Bank of Nova Scotia,
  as Co-Agent

Ladies and Gentlemen:

          I am the Vice President-Legal of Varity Corporation ("Varity"), and have acted as counsel to Varity in connection with the Second Amended and Restated Credit Agreement dated as of December 15, 1992, amended and restated as of May 1, 1995 (as so amended and restated, the "Credit Agreement") between Kelsey-Hayes Company ("Kelsey-Hayes"), the Banks party thereto, The Chase Manhattan Bank (National Association), in its capacity as agent for said Banks (the "Agent"), and The Bank of Nova Scotia, as Co-Agent, providing for, among other things, the making of loans, and the issuance of or acquisition of interests in letters of credit, by the Banks in an aggregate principal or face amount not to exceed $75,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, I have examined:

          (i)  the Varity Guarantee; and

                  Legal Opinion of General Counsel to Varity
                  ------------------------------------------

          (ii) such corporate records of Varity and such other documents as I have deemed necessary as a basis for the opinions expressed below.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Varity Guarantee and certificates of appropriate representatives of Varity.

          In rendering the opinions expressed below, I have assumed, with respect to the Varity Guarantee, that (except, to the extent set forth in the opinions expressed below, as to Varity):

          (i) the Varity Guarantee has been duly authorized by, has been duly executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of, the Agent;

          (ii) the signatory on behalf of the Agent has been duly authorized;
     and

          (iii) the Agent is duly organized and validly existing and has the power and authority (corporate or other) to execute, deliver and perform the Varity Guarantee.

          Based upon and subject to the foregoing and subject also to the comments set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

          1. Varity is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. Varity has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, the Varity Guarantee.

          3. The execution, delivery and performance by Varity of the Varity Guarantee have been duly authorized by all necessary corporate action on the part of Varity.

          4. Varity has duly executed and delivered the Varity Guarantee and the Varity Guarantee constitutes the legal, valid and binding obligation of Varity, enforceable against Varity in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Varity Guarantee is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and

                  Legal Opinion of General Counsel to Varity
                  ------------------------------------------

     (b) concepts of materiality, reasonableness, good faith and fair dealing and except that the enforceability of provisions in the Varity Guarantee to the effect that terms may not be waived or modified except in writing may be limited in certain circumstances.

          5. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the States of New York or Delaware is required on the part of Varity for the execution, delivery or performance by Varity of the Varity Guarantee.

          6. The execution, delivery and performance by Varity of, and the consummation by Varity of the transactions contemplated by, the Varity Guarantee do not and will not (a) violate any provision of the charter or by-laws of Varity, (b) violate any applicable law, rule or regulation (other than any law, rule or regulation applicable to the Banks or the Agent by virtue of the nature of their respective businesses), (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award of which I have knowledge (after due inquiry) applicable to Varity or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument to which any Varity is a party or by which Varity is bound or to which Varity is subject.

          7. I have no knowledge (after due inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or threatened against Varity or any of its Properties that, if adversely determined, could have a Material Adverse Effect.

          The foregoing opinions are limited to matters involving the Federal laws of the United States, the law of the State of New York and the statutory corporate law of the State of Delaware, and I do not express any opinion as to the laws of any other jurisdiction.

          At the request of my client, this opinion letter is, pursuant to
Section 7.01(c) of the Credit Agreement, provided to you by me in my capacity as Vice President-Legal of Varity and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                                                               Very truly yours,



                  Legal Opinion of General Counsel to Varity
                  ------------------------------------------

                                                            EXHIBIT D


           [Form of Legal Opinion of Milbank, Tweed, Hadley & McCloy]



                                  May 1, 1995



Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank
  (National Association),
  as Agent for said Banks

The Bank of Nova Scotia,
  as Co-Agent

Ladies and Gentlemen:

          We have acted as special New York counsel to the Banks in connection with the Second Amended and Restated Credit Agreement dated as of December 15, 1992, amended and restated as of May 1, 1995 (as so amended and restated, the "Credit Agreement") between Kelsey-Hayes Company, the banks party thereto, The
-----------------
Chase Manhattan Bank (National Association), in its capacity as agent for said banks (the "Agent"), and The Bank of Nova Scotia, as Co-Agent, providing for,
            -----
among other things, the making of loans, and the issuance of or acquisition of interests in letters of credit, by the Banks in an aggregate principal or face amount not to exceed $75,000,000. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

          In rendering the opinions expressed below, we have examined:

          (i)  the Credit Agreement;

          (ii)  the Notes;

          (iii) the Varity Guarantee (collectively with the documents referred to in clauses

               Legal Opinion of Milbank, Tweed, Hadley & McCloy
               ------------------------------------------------

     (i) and (ii) above, the "Credit Documents"); and
                              ----------------

          (iv) such corporate records of the Obligors and such other documents as we have deemed necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Documents and certificates of appropriate representatives of the Obligors.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii) all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each Credit Document (assuming, in the case of the Notes, execution and delivery thereof for value) constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against each such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinion is subject to the following comments and qualifications:

          A. The enforceability of Section 12.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for,

               Legal Opinion of Milbank, Tweed, Hadley & McCloy
               ------------------------------------------------
     liability for its own action or inaction, to the extent the action or inaction involves gross negligence, willful misconduct or unlawful conduct.

          B. The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          C. We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than New York) that limit the interest, fees or other charges such Bank may impose, (ii) Section 4.07(c) of the Credit Agreement and (iii) the second sentence of Section
     12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

          D. We express no opinion as to the applicability to the obligations under the Credit Documents of Kelsey-Hayes (or the enforceability of such obligations) of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provisions of law relating to fraudulent conveyances, transfers or obligations.

          The foregoing opinion is limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

          This opinion letter is, pursuant to Section 7.01(d) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to the Banks and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                               Very truly yours,



               Legal Opinion of Milbank, Tweed, Hadley & McCloy
               ------------------------------------------------

                                                            EXHIBIT E


                           [Form of Varity Guarantee]


                                VARITY GUARANTEE


          VARITY GUARANTEE dated as of May 1, 1995 between VARITY CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Guarantor"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
               ---------
as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (the "Banks") (in such
                                                         -----
capacity, together with its successors in such capacities, the "Agent").
                                                                -----

          Kelsey-Hayes Company, a Delaware corporation ("Kelsey-Hayes"), certain lenders, the Agent and The Bank of Nova Scotia, as co-agent, are parties to a Second Amended and Restated Credit Agreement dated as of December 15, 1992 as amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the
                               ----------------
terms and conditions thereof, for extensions of credit (by the making of revolving credit loans and/or money market loans and the issuance and/or acquisition of interests in letters of credit) to be made by said lenders to Kelsey-Hayes in an aggregate principal or face amount not exceeding $75,000,000.

          To induce said lenders to amend and restate the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined).

          Accordingly, the parties hereto agree as follows:

          Section 1. Definitions. Terms defined in the Credit Agreement are used
                     -----------
herein as defined therein.

          Section 2.  The Guarantee.
                      -------------

          2.01  The Guarantee.  The Guarantor hereby guarantees to each Bank,
                -------------
the Issuing Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, Kelsey-Hayes and all other amounts from time to time owing to the Banks or the Agent by Kelsey-Hayes under the Credit Agreement and under the Notes and all Reimbursement Obligations and interest thereon,

                               Varity Guarantee
                               ----------------
in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor
                                      ----------------------
hereby further agrees that if Kelsey-Hayes shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          2.02  Obligations Unconditional.  The obligations of the Guarantor
                -------------------------
under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of Kelsey-Hayes under the Credit Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under the Credit Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against Kelsey-Hayes under the Credit Agreement or the Notes or any other

                               Varity Guarantee
                               ----------------
agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          2.03  Reinstatement.  The obligations of the Guarantor under this
                -------------
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Kelsey-Hayes in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          2.04  Subrogation.  The Guarantor hereby waives all rights of
                -----------
subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of any payment by it of any Guaranteed Obligations and further agrees with Kelsey-Hayes for the benefit of each of its creditors (including, without limitation, each Bank and the Agent) that any such payment by it shall constitute an equity investment by the Guarantor in Kelsey-Hayes.

          2.05  Remedies.  The Guarantor agrees that, as between the Guarantor
                --------
and the Banks, the obligations of Kelsey-Hayes under the Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Kelsey-Hayes and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Kelsey-Hayes) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

          2.06  Continuing Guarantee.  The guarantee in this Section 2 is a
                --------------------
continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 3.  Covenants.  The Guarantor agrees that, until the payment
                      ---------
and satisfaction in full of the Guaranteed Obligations and the expiration or termination of the Commitments and all Letter of Credit Liabilities of the Banks under the Credit Agreement:

          3.01  Certain Liens on Property of Varity.  Varity shall not, and
                -----------------------------------
shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of the shares of capital stock of MF Delaware, K-H or Kelsey-Hayes owned by any of them, whether now owned or hereafter acquired.

                               Varity Guarantee
                               ----------------

          3.02  Corporate Separateness.  Varity shall cause (a) the management,
                -----------------------
business and affairs of Varity and each of its Subsidiaries to be conducted in such manner so that (i) each of Varity and its Subsidiaries (other than MF Delaware, K-H, Kelsey-Hayes and the Subsidiaries of Kelsey-Hayes) will be treated as a corporate entity separate and distinct from MF Delaware, K-H, Kelsey-Hayes and the Subsidiaries of Kelsey-Hayes and (ii) each of Varity, MF Delaware and K-H will be treated as a corporate entity separate and distinct from Kelsey-Hayes and its Subsidiaries and (b) each of Varity and its Subsidiaries to have sufficient capital to conduct its business operations as from time to time conducted.

          3.03  Tax Sharing Agreements.  Varity shall duly and punctually
                ----------------------
perform and comply with all of its obligations under the Tax Sharing Agreement and the Kelsey-Hayes Tax Sharing Agreement.

          3.04  Notice of Default.  Promptly after the Guarantor knows or has
                -----------------
reason to believe that any Default has occurred, the Guarantor shall, unless a notice of such Default shall have theretofore been given to the Banks by Kelsey-Hayes under Section 9.01 of the Credit Agreement, give to the Agent and each Bank a notice of such Default specifying that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor has taken or proposes to take with respect thereto.

          Section 4.  Miscellaneous.
                      -------------

          4.01  No Waiver.  No failure on the part of the Agent or any of its
                ---------
agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          4.02  Governing Law.  This Agreement shall be governed by, and
                -------------
construed in accordance with, the law of the State of New York.

          4.03  Notices.  All notices, requests, consents and demands hereunder
                -------
shall be in writing and telecopied or delivered to the intended recipient at the "Address for Notices" specified beneath its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          4.04  Waivers, Etc.  The terms of this Agreement may be waived,
                ------------
altered or amended only by an instrument in writing duly executed by the Guarantor and the Agent (with the

                               Varity Guarantee
                               ----------------
consent of the Banks as specified in Section 11.09 of the Credit Agreement).
Any such amendment or waiver shall be binding upon the Agent and each Bank, each holder of any of the Guaranteed Obligations and the Guarantor.

          4.05  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the respective successors and assigns of the parties hereto (provided that Guarantor shall not assign or transfer its rights hereunder without the prior written consent of the Agent).

          4.06  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          4.07  Severability.  If any provision hereof is invalid and
                ------------
unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          4.08  Credit Agreement.  The Guarantor hereby agrees (for the express
                -----------------
benefit of the Agent, the Issuing Bank, the Banks and Kelsey-Hayes) to take all actions necessary to permit Kelsey-Hayes to comply with all covenants, agreements and other obligations made or undertaken by Kelsey-Hayes in the Credit Agreement. The Guarantor hereby agrees not to assert any claim against the Agent, the Issuing Bank, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document. The Guarantor hereby instructs the counsel referred to in Section 7.01(c)(iii) of the Credit Agreement to deliver the opinion referred to in said Section to the Banks, the Issuing Bank and the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed and delivered as of the day and year first above written.

                                         VARITY CORPORATION



                                         By____________________________
                                           Title:


                                         By____________________________

                               Varity Guarantee
                               ----------------

                                           Title:

                                         Address for Notices:

                                         Varity Corporation
                                         World Headquarters
                                         672 Delaware Avenue
                                         Buffalo, New York  14209

                                         Telecopy No.:  716-888-8010

                                         Telephone No.:  716-888-8024

                                         Attn:  Frederick J. Chapman


                                         THE CHASE MANHATTAN BANK
                                           (NATIONAL ASSOCIATION),
                                           as Agent


                                         By____________________________
                                           Title:

                                         Address for Notices:

                                         The Chase Manhattan Bank
                                           (National Association)
                                         4 Metrotech Center
                                         13th Floor
                                         Brooklyn, New York  11245

                                         Telecopier No.:  718-242-6910

                                         Telephone No.:  718-242-7979

                                         Attention:  New York Agency

                               Varity Guarantee
                               ----------------

                                                            EXHIBIT F

                      [Form of Confidentiality Agreement]


                           CONFIDENTIALITY AGREEMENT


                                     [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]

          Re: Second Amended and Restated Credit Agreement dated as of December 15, 1992, amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between Kelsey-Hayes Company ("Kelsey-Hayes"), the lenders named therein, The Chase Manhattan Bank (National Association), as Agent and The Bank of Nova Scotia, as Co-Agent.

Ladies and Gentlemen:

          As a Bank party to the Credit Agreement, we have agreed with Kelsey-Hayes pursuant to Section 12.12 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information supplied to us pursuant to the Credit Agreement.

          As provided in said Section 12.12, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks

                           Confidentiality Guarantee
                           -------------------------
or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 12.12(a) of the Credit Agreement or
(vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; provided, further, that in no event shall you be obligated to
                 --------  -------
return any materials furnished to you pursuant to this Confidentiality
Agreement.

          Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                              Very truly yours,

                                              [INSERT NAME OF BANK]



                                              By___________________________
                                                Title:


AGREED AS AFORESAID:

[INSERT NAME OF PROSPECTIVE
  PARTICIPANT OR ASSIGNEE]



By___________________________
  Title:

                           Confidentiality Guarantee
                           -------------------------

                                                            EXHIBIT G-1

                      [Form of Money Market Quote Request]


                                     [Date]

To:    The Chase Manhattan Bank
       (National Association), as Agent

From:  Kelsey-Hayes Company

Re:    Money Market Quote Request

          Pursuant to Section 2.03 of the Second Amended and Restated Credit Agreement dated as of December 15, 1992 as amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit
                                                                         ------
Agreement") between Kelsey-Hayes Company, the Banks party thereto, The Chase
---------
Manhattan Bank (National Association), as agent for said Banks and The Bank of Nova Scotia, as Co-Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

                  Quotation Date                            Interest Period
Borrowing Date          [*1}       Amount [*2]   Type [*3]         [*4]
--------------    --------------   -----------   ---------   --------------

          Terms used herein have the meanings assigned to them in the Credit Agreement.

                                              KELSEY-HAYES COMPANY


                                              By_________________________
                                                Title:
__________________________

*  All numbered footnotes appear on the last page of this Exhibit.

                          Money Market Quote Request
                          --------------------------

__________________________

[1] For use if a Set Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

[2]  Each amount must be $5,000,000 or a larger multiple of $1,000,000.

[3] Insert either "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of not less than seven and not more than 180 days after the making of such Set Rate Loan and ending on a Business Day.

                          Money Market Quote Request
                          --------------------------

                                                                     EXHIBIT G-2
                          [Form of Money Market Quote]


To:  The Chase Manhattan Bank
     (National Association), as Agent

Attention:

Re:  Money Market Quote to
      Kelsey-Hayes Company ("Kelsey-Hayes")
                             ------------

          This Money Market Quote is given in accordance with Section 2.03(c) of the Second Amended and Restated Credit Agreement dated as of December 15, 1992 as amended and restated as of May 1, 1995 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Kelsey-Hayes, the
                               ----------------
Banks party thereto, The Chase Manhattan Bank (National Association), as agent for said Banks and The Bank of Nova Scotia, as Co-Agent. Terms defined in the Credit Agreement are used herein as defined therein.

          In response to Kelsey-Hayes' invitation dated __________, 199_, we hereby make the following Money Market Quote(s) on the following terms:

          1.  Quoting Bank:

          2.  Person to contact at Quoting Bank:

          3. We hereby offer to make Money Market Loan(s) in the following principal amount[s], for the following Interest Period(s) and at the following rate(s):

Borrowing    Quotation                             Interest
Rate         Rate        Amount [*2]   Type [*3]   Period [*4]   Rate [*5}


provided that Kelsey-Hayes may not accept offers that would result in the
--------
undersigned making Money Market Loans pursuant hereto in excess of $___________ in the aggregate (the "Money Market Loan Limit").
                       -----------------------

__________________________

*  All numbered footnotes appear on the last page of this Exhibit.

                              Money Market Quote
                              ------------------

          We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] us to make the Money Market Loan(s) for which any offer(s) (is/are) accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement and any Money Market Loan Limit specified above).

                                              Very truly yours,

                                              [NAME OF BANK]


                                              By_________________________
                                                Authorized Officer

Dated:  __________, ____

__________________________

[1]  As specified in the related Money Market Quote Request.

[2] The principal amount bid for each Interest period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 (or a larger multiple of $1,000,000).

[3] Indicate "LIBO Margin" (in the case of LIBOR Market Loans) or "Set Rate" (in the case of Set Rate Loans).

[4] One, two, three or six months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of not less than seven and not more than 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

[5] For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

                              Money Market Quote
                              ------------------